                                CREDIT AGREEMENT

                                  dated as of

                               September 21, 2000

                                     among

                          MUTUAL RISK MANAGEMENT LTD.

                                      and

                              MUTUAL GROUP, LTD.,
                          as Borrowers and Guarantors,


                            THE LENDERS PARTY HERETO

                                      and

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent

                              FLEET NATIONAL BANK,
                              as Syndication Agent

                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent

                        BANC OF AMERICA SECURITIES LLC,
                       as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

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SECTION 1.
         DEFINITIONS; RULES OF CONSTRUCTION.......................................................................1
         SECTION 1.1         Definitions..........................................................................1
         SECTION 1.2         Rules of Construction...............................................................15

SECTION 2.
         AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES....................................................15
         SECTION 2.1         Commitment..........................................................................15
         SECTION 2.2         Procedure for Borrowing.............................................................16
         SECTION 2.3         Disbursement of Funds...............................................................17
         SECTION 2.4         Loan Accounts; Notes................................................................17
         SECTION 2.5         Termination of Commitments; Reduction of Commitments................................18
         SECTION 2.6         Pro Rata Borrowings.................................................................18
         SECTION 2.7         Interest; Utilization Fee; Commitment Fee; Other Fees...............................18
         SECTION 2.8         Making of Payments..................................................................19
         SECTION 2.9         No Setoff, Counterclaim or Withholding; Gross-Up....................................19
         SECTION 2.10        Increased Costs and Reduction of Return.............................................20
         SECTION 2.11        Illegality..........................................................................21
         SECTION 2.12        Repayment; Optional and Mandatory Prepayments.......................................21
         SECTION 2.13        Maximum Rate........................................................................22
         SECTION 2.14        Increases of Commitments............................................................22

SECTION 3.
         REPRESENTATIONS AND WARRANTIES..........................................................................23
         SECTION 3.1         Good Standing and Authority.........................................................23
         SECTION 3.2         Stock Duly Authorized and Issued....................................................23
         SECTION 3.3         Loan Documents Authorized, etc......................................................23
         SECTION 3.4         No Consents; No Conflicts...........................................................23
         SECTION 3.5         Financial Information Complete......................................................24
         SECTION 3.6         No Material Adverse Change..........................................................24
         SECTION 3.7         Accuracy and Completeness of Information............................................24
         SECTION 3.8         Internal Accounting.................................................................24
         SECTION 3.9         No Insolvency.......................................................................25
         SECTION 3.10        Subsidiaries; Assets; Liens.........................................................25
         SECTION 3.11        No Violations.......................................................................25
         SECTION 3.12        No Litigation.......................................................................25
         SECTION 3.13        Proceeds............................................................................25
         SECTION 3.14        Margin Stock........................................................................25
         SECTION 3.15        Tax Returns and Payments............................................................25
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                                       i
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         SECTION 3.16        ERISA Compliance....................................................................26
         SECTION 3.17        Compliance With Laws................................................................27
         SECTION 3.18        Government Regulation...............................................................27
         SECTION 3.19        Insurance...........................................................................27
         SECTION 3.20        Labor...............................................................................27
         SECTION 3.21        Environmental Matters...............................................................27
         SECTION 3.22        Insurance Regulations...............................................................27
         SECTION 3.23        Permits; Licenses...................................................................28

SECTION 4.
         CONDITIONS TO THE OBLIGATIONS OF THE LENDERS............................................................28
         SECTION 4.1         Conditions to Closing...............................................................28
         SECTION 4.2         Conditions to each Loan.............................................................30

SECTION 5.
         AFFIRMATIVE COVENANTS...................................................................................30
         SECTION 5.1         Corporate Existence.................................................................30
         SECTION 5.2         Compliance With Laws................................................................31
         SECTION 5.3         Maintenance of Property; Insurance..................................................31
         SECTION 5.4         Payment of Taxes and Other Claims...................................................31
         SECTION 5.5         Investment Company Act..............................................................31
         SECTION 5.6         Payments in U.S. Dollars............................................................31
         SECTION 5.7         Use of Proceeds.....................................................................31
         SECTION 5.8         Financial Statements................................................................32
         SECTION 5.9         Notice of Litigation and Other Matters..............................................33

SECTION 6.
         NEGATIVE COVENANTS......................................................................................34
         SECTION 6.1         Consolidated Indebtedness to Consolidated Total Capital Ratio.......................34
         SECTION 6.2         Shareholders' Equity................................................................34
         SECTION 6.3         Negative Pledge.....................................................................34
         SECTION 6.4         Limitation on Indebtedness..........................................................34
         SECTION 6.5         Limitation on Asset Sales...........................................................35
         SECTION 6.6         Merger, Consolidation, Sale of Assets and Liquidation...............................35
         SECTION 6.7         Sale and Leaseback..................................................................35
         SECTION 6.8         Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.......36
         SECTION 6.9         Restricted Payments.................................................................36
         SECTION 6.10        Transactions with Affiliates........................................................36
         SECTION 6.11        Lines of Business...................................................................37
         SECTION 6.12        Amendment to Charter Documents......................................................37
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                                       ii
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SECTION 7.
         DEFAULTS AND REMEDIES...................................................................................37
         SECTION 7.1         Events of Default...................................................................37
         SECTION 7.2         Default Remedies....................................................................39

SECTION 8.
         THE ADMINISTRATIVE AGENT................................................................................39
         SECTION 8.1         Appointment.........................................................................39
         SECTION 8.2         Delegation of Duties................................................................40
         SECTION 8.3         Exculpatory Provisions..............................................................40
         SECTION 8.4         Reliance by Administrative Agent....................................................40
         SECTION 8.5         Notice of Default...................................................................41
         SECTION 8.6         Non-Reliance on Administrative Agent and Other Lenders..............................41
         SECTION 8.7         Indemnification.....................................................................41
         SECTION 8.8         Administrative Agent in Its Individual Capacity.....................................42
         SECTION 8.9         Resignation of the Administrative Agent; Successor Administrative Agent.............42
         SECTION 8.10        Other Agents........................................................................42

SECTION 9.
         GUARANTEE...............................................................................................42
         SECTION 9.1         Unconditional Guarantee.............................................................42
         SECTION 9.2         Severability........................................................................43
         SECTION 9.3         Limitation of Guarantor's Liability.................................................43
         SECTION 9.4         Waiver of Stay, Extension or Usury Laws.............................................44

SECTION 10.
         MISCELLANEOUS...........................................................................................44
         SECTION 10.1        Representation of the Lenders.......................................................44
         SECTION 10.2        Assignments and Participations......................................................44
         SECTION 10.3        Costs and Expense...................................................................46
         SECTION 10.4        Indemnity...........................................................................46
         SECTION 10.5        Setoff..............................................................................47
         SECTION 10.6        Amendments and Waivers..............................................................47
         SECTION 10.7        Independence of Covenants...........................................................47
         SECTION 10.8        Entirety............................................................................48
         SECTION 10.9        Notices.............................................................................48
         SECTION 10.10       Survival of Warranties and Certain Agreement........................................48
         SECTION 10.11       Failure or Indulgence Not Waiver; Remedies Cumulative...............................48
         SECTION 10.12       Severability........................................................................48
         SECTION 10.13       Headings............................................................................48
         SECTION 10.14       Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial.................49
         SECTION 10.15       Successors and Assign...............................................................50
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                                      iii
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         SECTION 10.16       Counterparts: Effectiveness.........................................................50
         SECTION 10.17       Payments Pro Rata...................................................................50
         SECTION 10.18       Waiver of Stay, Extension or Usury Laws.............................................50
         SECTION 10.19       Confidentiality.....................................................................50
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                                       iv

                             SCHEDULES AND EXHIBITS

   Schedule 3.10  -  List of Subsidiaries
   Schedule 6.3   -  Existing Liens
   Schedule 6.4   -  Existing Indebtedness

   Exhibit A      -  Form of Note
   Exhibit B-1    -  Form of Notice of Borrowing
   Exhibit B-2    -  Form of Notice of Continuation/Conversion
   Exhibit C- 1   -  Form of Legal Opinion of Mayer,  Brown & Platt,  U.S.
                     Counsel to the Loan Parties
   Exhibit C-2    -  Form of Legal  Opinion  of  Conyers  Dill &  Pearman,
                     Bermuda Counsel to Mutual Risk
   Exhibit C-3    -  Form  of  Legal  Opinion  of  Richard  O'Brien,  Esq.
                     General Counsel to Mutual Risk
   Exhibit D      -  Form of Assignment and Assumption Agreement
   Exhibit E      -  Section 10.2(b)(ii) Certificate
   Exhibit F-1    -  Form of Commitment Increase Agreement
   Exhibit F-2    -  Form of Joinder Agreement

                                CREDIT AGREEMENT

     This Credit Agreement (this "Agreement") is dated as of September 21, 2000, and entered into by and among Mutual Risk Management Ltd., a company incorporated under the laws of Bermuda ("Mutual Risk"), Mutual Group, Ltd., a Delaware corporation ("Mutual Group"), as borrowers (in such capacity, collectively, the "Borrowers" and individually, a "Borrower"), Mutual Risk and Mutual Group, as guarantors (in such capacity, collectively, the "Guarantors" and individually, a "Guarantor"), the banks and financial institutions from time to time party hereto (collectively, the "Lenders" and individually, a "Lender") and Bank of America, N.A., as administrative agent for the Lenders (the "Administrative Agent").

                                 RECITALS

     WHEREAS, the Borrowers desire that the Lenders extend a credit facility to the Borrowers, guaranteed by the Guarantors, in the amount of $180,000,000 as such amount may be increased up to $210,000,000 in accordance with this Agreement;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

                                   SECTION 1.

                       DEFINITIONS; RULES OF CONSTRUCTION

     SECTION 1.1 Definitions. For all purposes of the Loan Documents (as defined below), the following definitions shall apply:

     "Accepting Lenders" has the meaning assigned to it in Section 2.1(c).

     "Administrative Agent" has the meaning assigned to it in the preamble of this Agreement.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by each Lender.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any Person, means (i) the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of such Person.

     "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (ii) otherwise, the excess of (x) the greater of

                                                                Credit Agreement
the current liability (as defined in Section 412(1)(7) of the Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (y) the market value of the assets of such Pension Plan.

     "Annual Statement" means, with respect to any Insurance Company Subsidiary, the statutory annual financial statement of such Insurance Company Subsidiary as is required to be filed with the applicable Governmental Authority of its state or other jurisdiction of domicile, together with all exhibits and schedules filed therewith.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale and leaseback transaction) by Mutual Risk or any of its Subsidiaries to any Person other than Mutual Risk or any of its Wholly Owned Subsidiaries (any such transaction, a "disposition") of any asset of Mutual Risk or any of its Subsidiaries, excluding (i) any disposition of Cash Equivalents in the ordinary course of business, (ii) any disposition of Investment Securities in the ordinary course of business the proceeds of which are used to purchase other Investment Securities or invested in Cash Equivalents pending such purchase, and
(iii) any disposition of assets the Fair Market Value of which, together with the Fair Market Value of all assets disposed of in the period from the Closing Date to the date of the proposed disposition, does not exceed $10,000,000 in the aggregate.

     "Bankruptcy Law" means Title 11, United States Code, or any other applicable federal, state, or foreign bankruptcy, insolvency or similar law as now or hereafter constituted.

     "Base Rate" means a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest publicly announced from time to time by Bank of America, N.A. as its prime rate. The prime rate is set by Bank of America, N.A. based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans which may be priced at, above or below such announced rate. Any change in the prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan or portion thereof bearing interest at the time in question at the Base Rate.

     "Board of Directors" means, in the case of a Person that is a corporation, the board of directors of such person or any committee authorized to act therefor and in the case of any other Person, the board of directors, management committee, or similar governing body or any authorized committee thereof responsible for the management and affairs of such Person.

     "Borrower" and "Borrowers" have the meanings assigned to them in the preamble of this Agreement.

     "Broker-Dealer" means any broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act) that is required to be registered under the Exchange Act, or any business entity controlled by a Broker-Dealer (other than a broker or dealer that is not required to be registered under the Exchange Act).

     "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in New York, New York or Dallas, Texas are authorized or required by law or other governmental action to close; provided, that when used in connection with an interest rate determination, a

                                                                Credit Agreement
notice of borrowing pursuant to Section 2.2 or any payment with respect to the Loans, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of a bank or of any corporation controlling such bank.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be capitalized and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (A) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier I capital (as defined in such regulations) of not less than $250,000,000; (v) certificates of deposits or banker's acceptances maturing within one year from the date of acquisition thereof issued by the Bank of Bermuda or The Bank of N.T. Butterfield & Son Limited; (vi) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) and
(ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vii) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

     "Change of Control" means the occurrence of any of the following events:
(i) any Person or Group (as defined below) becomes the beneficial owner (as defined below), directly or indirectly, in the aggregate of more than 33% of the total voting power of the Voting Stock of Mutual Risk, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Mutual Risk, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Mutual Risk was approved by a vote of a majority of the directors of Mutual Risk then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Mutual Risk then in office.

                                                                Credit Agreement

     For purposes of this definition only:

     (a) "beneficial owner" and "beneficially own" shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have "beneficial ownership" of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or upon the occurrence of a subsequent condition;

     (b) "Person" and "Group" shall have the meanings for "person" and "group" as used in Sections 13(d) and 14(d) of the Exchange Act; and

     (c) any Person or Group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such other Person or Group, as the case may be, beneficially owns, directly or indirectly, in the aggregate more than 33% of the voting power of the Voting Stock of the parent corporation and no other Person or Group beneficially owns an equal or greater amount of the Voting Stock of the parent corporation.

     "Closing Date" means the date on which each condition specified in Section
4.1 shall be satisfied or waived in all respects in the sole discretion of the Lenders.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means (i) with respect to each Lender listed on the signature pages hereof, the amount set forth opposite its name on the signature pages hereof, as such amount may be changed pursuant hereto, and (ii) with respect to each Eligible Assignee that becomes a Lender pursuant hereto, the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant hereto.

     "Commitment Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

     "Consolidated Indebtedness" means, with respect to Mutual Risk and its Subsidiaries at any date, the Indebtedness of Mutual Risk and its Subsidiaries, determined on a consolidated basis as of such date, including, without limitation, all Indebtedness outstanding under this Agreement.

     "Consolidated Total Capital" means, with respect to Mutual Risk and its Subsidiaries at any date, the sum, without duplication, of Consolidated Indebtedness and Stockholders' Equity.

     "Contested Claims" has the meaning assigned to it in Section 3.15.

     "Contingent Obligation" means, with respect to Mutual Risk and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such

                                                                Credit Agreement

Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include (i) obligations under insurance or reinsurance policies or (ii) endorsements for collection or deposit in the ordinary course of business.

     "Contracts" has the meaning assigned to it in Section 3.4.

     "Convertible Securities" means Mutual Risk's Zero Coupon Convertible Exchangeable Subordinated Debentures due 2015 issued pursuant to the Indenture dated as of October 30, 1995 by and among Mutual Risk as Issuer, Mutual Group as Guarantor and State Street Bank and Trust Company as Trustee.

     "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Derivative Agreement" means any Interest Rate Protection Agreement or any other agreement of Mutual Risk or any of its Subsidiaries relating to a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of any of the foregoing transactions.

     "Disbursement Date" with respect to any Loan, means the disbursement date for such Loan designated as such by the applicable Borrower in accordance with
Section 2.2.

     "Dollar" or the sign "$" means the lawful money of the United States of America.

     "EHS Laws" has the meaning assigned to it in Section 3.21.

     "Eligible Assignee" means (A) (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $250,000,000, (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof and having a combined capital and surplus of at least $250,000,000, provided, that (x) such bank is acting through a branch or agency located in the United States of America or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, provided, further, that at the time of determination, the Lender making the assignment or transfer to such bank, believes that such bank will be entitled to an exemption from U.S. withholding tax (assuming compliance with the first sentence of Section 10.2(c); and (iii) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies (but other than a Broker-Dealer), in each case (under clauses (i) through (iii) above) that is reasonably acceptable to the Administrative Agent; and (B)

                                                                Credit Agreement
any Lender and any Affiliate of any Lender (other than a Broker-Dealer). Neither Mutual Risk nor any of its Subsidiaries or Affiliates shall be an Eligible Assignee.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is sponsored, maintained or contributed to by Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates or (b) has at any time within the preceding six years been sponsored, maintained or contributed to by Mutual Risk, any of its Subsidiaries or any of their respective current or former ERISA Affiliates, or for which Mutual Risk, any of its Subsidiaries or any of their respective current or former ERISA Affiliates retains any liability, whether contingent or otherwise.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "ERISA Affiliate" means any Person who together with Mutual Risk is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived) or the failure to make any required contribution within 10 days of its due date with respect to any Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiple Employer Plan or the termination of any such Multiple Employer Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan: (vi) the imposition of liability on Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(1) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 406, 409 or 502(i) or (1) of ERISA in respect of any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under
Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan or Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (x) the imposition of a Lien pursuant to
Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

     "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

                                       6
                                                                Credit Agreement

     "Eurodollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:


                   Eurodollar Rate =          Eurodollar Base Rate
                                    ---------------------------------------
                                      1.00 - Eurodollar Reserve Percentage


          Where,

          "Eurodollar Base Rate" (also known as LIBOR) means, for such Interest
Period:

          (a) The rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) In the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) In the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by the London Branch of Bank of America, N.A. to major banks in the applicable offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; and

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities, which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets, which includes loans by a non-United States office of any Lender to United States residents). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall

                                                                Credit Agreement
     be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

     "Eurodollar Rate Loan" means a Loan bearing interest based on the Eurodollar Rate.

     "Event of Default" has the meaning assigned to it in Section 7.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of December 6, 1999, among Mutual Risk, Mutual Group, certain Affiliates of Mutual Risk, certain lenders and Prudential Securities Credit Corp., as Administrative Agent, as heretofore amended or modified.

     "Fair Market Value" means, with respect to any Asset Sale, the price (after taking into account any liabilities relating to such asset) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

     "FAS 115" means Statement No. 115 ("Accounting for Certain Investments in Indebtedness and Equity Securities") issued by the Financial Accounting Standards Board.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America, N.A. for such day on such transactions as determined by the Administrative Agent, which determination shall be conclusive in the absence of manifest error.

     "Fee Letter" means the confidential fee letter dated July 7, 2000, among Mutual Risk, Bank of America, N.A. and Banc of America Securities LLC.

     "Foreign Plan" means any employee benefit plan maintained outside the United States by Mutual Risk, any of its Subsidiaries or any of their respective Affiliates for employees substantially all of whom are non-resident aliens of the United States and for which Mutual Risk, any of its Subsidiaries or any of their respective Affiliates may be directly or indirectly liable.

     "FRB" means the Board of Governors of the Federal Reserve System, or any Governmental Authority succeeding to any of its principal functions.

                                                                Credit Agreement

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for Mutual Risk throughout the period indicated and consistent with the prior financial practice of Mutual Risk.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" has the meaning assigned to it in Section 9.1.

     "Guarantor" and "Guarantors" have the meanings assigned to them in the preamble of this Agreement.

     "Hazardous Substances" has the meaning assigned to it in Section 3.21.

     "Increasing Lender" has the meaning assigned to it in Section 2.14.

     "Indebtedness" means, with respect to Mutual Risk and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (other than trade payables due from such Person and arising in the ordinary course of business for not more than 90 days not subject to (a) above),
(c) all Capitalized Lease Obligations of any such Person, (d) all Indebtedness of any other Person secured by a Lien on any asset of any such Person, (e) all obligations, contingent or otherwise, of any such Person relating to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, but excluding any obligation relating to an undrawn letter of credit if the undrawn letter of credit is issued in connection with a liability for which a reserve has been established by such Person in accordance with GAAP, (f) all obligations incurred by any such Person pursuant to Interest Rate Protection Agreements which are due and payable, (g) all obligations and liabilities arising under or in connection with the RHINOS, whether or not such obligations and liabilities are considered indebtedness or debt under GAAP and (h) all Contingent Obligations of any such Person with respect to Indebtedness referred to in clauses (a) through (g) of this definition.

     "Indemnified Liabilities" has the meaning assigned to it in Section 10.4.

     "Indemnitees" has the meaning assigned to it in Section 10.4.

     "Insurance Company Subsidiary" means a Subsidiary of Mutual Risk which is a licensed insurance company.

     "Interest Payment Date" means the last day of each Interest Period and, if such Interest Period is more than three months in duration, the date that is three months after the first day of such Interest Period.

                                       9
                                                                Credit Agreement

     "Interest Period" means, with respect to any Eurodollar Rate Loan and subject to Section 2.8(a), (a) the period beginning on the Disbursement Date of such Eurodollar Rate Loan or the date a Loan otherwise becomes such Eurodollar Rate Loan in accordance herewith and ending on the day numerically corresponding to such Disbursement Date or date in the first, second, third or sixth month next following such Disbursement Date or date and (b) each subsequent period beginning on the last day of the next preceding Interest Period and ending on the day numerically corresponding to the first day of such Interest Period in the first, second, third or sixth month thereafter.

     "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first Business Day of such Interest Period.

     "Interest Rate Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements in support of such Person's business and not of a speculative nature.

     "Investment Securities" means "securities" classified as "trading securities" or "available-for-sale securities" for purposes of FAS 115, in each case within the meaning of FAS 115.

     "Laws" has the meaning assigned to it in Section 3.4.

     "Lender" has the meaning assigned to it in the preamble of this Agreement.

     "Lien" has the meaning assigned to it in Section 3.4.

     "Loan" with respect to any Lender at any time, means (a) any loan to be made hereunder by such Lender after such time or (b) any loan made by such Lender hereunder in the principal amount outstanding at such time, and "Loans," at any time, means the aggregate of the Loans of all the Lenders at such time.

     "Loan Documents" means this Agreement (which includes the Guarantee) and the Notes.

     "Loan Party" means each of Mutual Risk and Mutual Group, and "Loan Parties" means, collectively, Mutual Risk and Mutual Group.

     "Margin Stock" has the meaning specified in Regulation U.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Mutual Risk and its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of Mutual Risk or Mutual Group to perform any material obligations under the Loan Documents.

     "Material Subsidiary" means a Subsidiary of Mutual Risk which, as of the last day of the most recently ended fiscal year, either held five percent (5%) or more of the consolidated total assets, or contributed five percent (5%) or more to the consolidated total revenues, of Mutual Risk and its consolidated Subsidiaries for the fiscal year ending on such date (or, in the case of any Subsidiary acquired or created during any fiscal year, which would have met either of such tests on a pro forma basis as of the last day of the preceding fiscal year).

                                       10
                                                                Credit Agreement

     "Maturity Date" means the earlier of (a) the third anniversary of the Closing Date, as such date may be extended pursuant to Section 2.1(c), or if any such date is not a Business Day, the next preceding Business Day and (b) the date the Loans are accelerated or the Total Commitment is terminated pursuant to
Section 7.2.

     "Maximum Amount" and "Maximum Rate", respectively, mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest, which under applicable laws, such Bank is permitted to contract for, charge, take, reserve or receive on the Loans.

     "Moody's" means Moody's Investors Service, Inc. or its successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by Mutual Risk and the Administrative Agent and approved by the Required Lenders.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates is making or is accruing an obligation to make contributions or has within the preceding six years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a "single employer plan" as defined in
Section 4001(a)(15) of ERISA that (i) is or was sponsored, maintained or contributed to by Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates and at least one Person other than Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates or (ii) was so sponsored, maintained or contributed to and in respect of which Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates could incur liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Mutual Risk" has the meaning assigned to it in the preamble of this Agreement.

     "Mutual Group" has the meaning assigned to it in the preamble of this Agreement.

     "Net Cash Proceeds" means, with respect to a Permitted Debt Issuance, cash received by Mutual Risk from, and on or after, the incurrence of such Permitted Debt Issuance, after payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs and other reasonable expenses associated with such Permitted Debt Issuance.

     "Note" has the meaning assigned to it in Section 2.4.

     "Obligations" means all obligations of every nature of the Borrowers and the Guarantors from time to time owed to the Lenders and the Administrative Agent under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

     "Officer" means, with respect to any Person, the President, an Executive Vice President, the Chief Operating Officer, a Senior Vice President, the General Manager, the Chief Financial Officer, the Treasurer or the Secretary of such Person.



                                       11
                                                                Credit Agreement

     "Officers' Certificate" means a certificate signed by two Officers.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions.

     "Pension Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Permitted Business" means (i) with respect to Mutual Risk, the business of acting as a holding company the only material assets of which are the Capital Stock of its Subsidiaries and (ii) with respect to any of Mutual Risk's Subsidiaries, the business carried on by such Subsidiary on the Closing Date; it being understood that the term "Permitted Business" shall include the business of any Person acquired by Mutual Risk or any of its Subsidiaries subsequent to the Closing Date which is engaged in the same or a substantially similar business as the business carried on by Mutual Risk or such Subsidiary on the Closing Date.

     "Permitted Debt Issuance" means unsecured Indebtedness of Mutual Risk for borrowed money issued or incurred after the Closing Date not to exceed $200,000,000, in the aggregate, at any time outstanding; provided that such Indebtedness does not mature or require any principal payments or sinking fund payments prior to the date which is 120 days after the fifth anniversary of the Closing Date and that the terms and conditions of such Indebtedness are not more onerous or restrictive on Mutual Risk and its Subsidiaries than the terms and conditions of the Loan Documents.

     "Permitted Liens" means (i) Purchase Money Liens; (ii) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided, that such Indebtedness does not exceed such cost, such Lien attaches only to such asset and such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof; (iii) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary of Mutual Risk and not created in contemplation of such event; (iv) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into Mutual Risk or a Subsidiary of Mutual Risk and not created in contemplation of such event; (v) any Lien existing on any asset prior to the acquisition thereof by Mutual Risk or a Subsidiary of Mutual Risk and not created in contemplation of such acquisition; (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses, provided, that such Indebtedness is not increased and is not secured by any additional assets; (vii) Liens arising in the ordinary course of business of Mutual Risk and its Subsidiaries (including Liens arising in the ordinary course of the insurance business of Mutual Risk and its Subsidiaries) which do not secure Indebtedness and do not in the aggregate materially detract from or impair the use or value of the asset or assets subject thereto; (viii) Liens on cash and Cash Equivalents securing obligations under Derivative Agreements entered into for bona fide hedging purposes as long as the aggregate amount of cash and Cash Equivalents subject to such Liens does not at any time exceed $10,000,000; (ix) any Liens on securities securing repurchase obligations of Mutual Risk or a Subsidiary of Mutual Risk relating to those securities as long as such Liens arise in the ordinary course of business and as long as such Liens are in amounts and otherwise are on terms consistent with then existing practices in the repurchase agreement market; (x) any Liens on securities or cash of any Insurance Company Subsidiary which secure its obligations as an insurer or reinsurer; (xi) the Liens described in Schedule 6.3; (xii) until, but not after, the initial borrowing of Loans hereunder, the Liens securing the Indebtedness owing under the Existing Credit Agreement; and
(xiii) any Liens not otherwise permitted by the foregoing clauses securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

                                       12
                                                                Credit Agreement

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

     "Pricing Schedule" means the Schedule hereto identified as such.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     "Purchase Money Lien" means (i) any mortgage, pledge, hypothecation, lien, encumbrance, charge or security interest of any kind upon any Capital Stock of any Insurance Company Subsidiary of Mutual Risk acquired after the date hereof, if such purchase money lien is given for the purpose of financing, and does not exceed, the cost to Mutual Risk or any Subsidiary of acquiring the Capital Stock or Property of the acquired Insurance Company Subsidiary and such financing is effected concurrently with, or within six months after, the date of such acquisition, and (ii) any extension, renewal or refinancing of any such Purchase Money Lien as long as the principal amount of obligations secured thereby does not exceed the principal amount of obligations secured immediately prior to such extension, renewal or refinancing.

     "Purchasing Lenders" has the meaning assigned to it in Section 2.1(c).

     "Quarterly Statement" means, with respect to any Insurance Company Subsidiary, the statutory quarterly financial statement of such Insurance Company Subsidiary as is required to be filed with the applicable Governmental Authority of its state or other jurisdiction of domicile, with all exhibits and schedules filed therewith.

     "Regulations T, U and X" mean Regulations T, U and X of the FRB, as in effect from time to time.

     "Rejected Amount" has the meaning assigned to it in Section 2.1(c).

     "Rejecting Lenders" has the meaning assigned to it in Section 2.1(c).

     "Required Lenders" means, (i) at any time that any Lender holds more than 1/3 of the Total Commitment, three-fourths (3/4) or more of the Lenders by number, and (ii) at any other time, the Lenders holding at least 66-2/3% of the Total Commitment at such time or if the Total Commitment has been terminated, holding at least 66-2/3% of the outstanding principal amount of all Loans at such time.

     "RHINOS" means Redeemable Hybrid Income Overnight Shares issued by either Mutual Risk or Mutual Group to an affiliate of Bank of America, N.A., in an aggregate principal or face amount not to exceed $40,000,000 and having terms and conditions acceptable to the Administrative Agent in its sole discretion.


                                       13
                                                                Credit Agreement

     "SAP" means, with respect to any Insurance Company Subsidiary, the accounting practices and procedures required to be complied with by such Insurance Company Subsidiary under the statutes of its state of domicile and under the rules and regulations of the applicable Governmental Authority of that state.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Single Employer Plan" means a "single-employer plan", as defined in
Section 4001(a)(15) of ERISA, that (i) is or was sponsored, maintained or contributed to by Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates and no Person other than Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates or (ii) was so sponsored, maintained or contributed to by and in respect of which Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "S&P" means Standard & Poor's Ratings Group or its successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by Mutual Risk and the Administrative Agent and approved by the Required Lenders.

     "Stockholders' Equity" means, with respect to Mutual Risk and its Subsidiaries at any date, the stockholders' equity of Mutual Risk and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that, for purposes hereof, Stockholders' Equity shall be determined without regard to the requirements of FAS 115; and provided, further, that the principal or face amount of the RHINOS shall not be considered to be Stockholders' Equity for purposes of this Agreement.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Tax Return" means a report, return or other information (including any amendments) required to be supplied with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Mutual Risk or any of its Subsidiaries.

     "Taxes" means any present or future taxes, assessments, fees, levies, imposts, duties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest, penalties and additions thereto from time to time or at any time imposed by any Law or any Governmental Authority.

     "Total Commitment" means the sum of the Commitments of the Lenders at the time in question, which is $180,000,000 on the Closing Date and may be increased up to $210,000,000 in accordance with Section 2.14.

     "Transactions" means the execution, delivery and performance of the Loan Documents and the issuance or incurrence of the Loans, the Notes and the Guarantee pursuant to the Loan Documents.

                                       14
                                                                Credit Agreement

     "Utilization Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Subsidiary, all the Capital Stock of which (other than directors' qualifying shares) is owned by Mutual Risk or one or more Wholly Owned Subsidiaries.

     SECTION 1.2  Rules of Construction.    Unless the context otherwise
requires:

          (i) a term has the meaning assigned to it herein;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)  "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular;

          (vi) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

          (vii) section references refer to Sections of this Agreement unless otherwise indicated;

          (viii) the headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement; and

          (ix) any reference to this Agreement hereunder shall mean this Credit Agreement, as the same may be modified, amended or supplemented.

                                   SECTION 2.

                       AMOUNT AND TERMS OF LOAN COMMITMENT
                                AND LOANS; NOTES

     SECTION 2.1 Commitment. (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties herein set forth, the Lenders hereby severally agree to make Loans to either Borrower from time to time prior to the Maturity Date in an aggregate principal amount for each Lender not exceeding its Commitment; provided that the aggregate principal balance of Loans made by a Lender to Mutual Group shall not exceed 60% of such Lender's Commitment; and provided, further, that the aggregate principal balance of Loans made to the Borrowers shall not exceed the Total Commitment.

                                       15
                                                                Credit Agreement

     (b) This Agreement is in the nature of a revolving credit facility, and amounts borrowed and repaid hereunder may, subject to the terms and conditions hereof, be reborrowed.

     (c) The Maturity Date may be extended annually, subject to the terms and conditions set forth in this Section 2.1(c) and in Section 2.1(d), on the first and second anniversaries of the Closing Date, in each case for a period of one year from the Maturity Date then in effect. If the Borrowers wish to request an extension of the Maturity Date then in effect, Mutual Risk shall give notice to that effect to the Administrative Agent not less than 60 nor more than 90 days prior to the first or second anniversary of the Closing Date, as the case may be. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination to be in the sole discretion of such Lender), by notice to Mutual Risk and the Administrative Agent within 30 days of receipt of such request. A Lender that has not affirmatively responded within such 30-day period shall be deemed to have responded negatively. The Administrative Agent shall promptly notify Mutual Risk of Lenders' responses (or deemed responses) and the aggregate amount (the "Rejected Amount") of the Commitments of the Lenders (the "Rejecting Lenders") that have not agreed to the requested extension. If the Rejected Amount exceeds 50% of the Total Commitment, the Maturity Date then in effect shall not be extended. If the Rejected Amount does not exceed 50% of the Total Commitment, Mutual Risk shall have the right, in consultation with and through the Administrative Agent, prior to such first or second anniversary of the Closing Date, as the case may be, to request one or more Lenders that have agreed to the requested extension (the "Accepting Lenders") to increase their Commitments by an aggregate amount not to exceed the Rejected Amount. Each Accepting Lender shall have the right, but not the obligation, to offer to increase its Commitment by an amount not to exceed the amount requested by Mutual Risk, which offer shall be made by notice from such Accepting Lender to the Administrative Agent, not later than ten days after such Accepting Lender is notified of such request by the Administrative Agent, specifying the amount of the offered increase in such Accepting Lender's Commitment. Such increase shall be effected on the applicable anniversary date of the Closing Date by a pro rata assignment of a Rejecting Lender's or Rejecting Lenders' Loans and Commitments pursuant to Section 10.2 (without regard to the minimum assignment amount set forth therein), which each Rejecting Lender agrees to make. If the aggregate amount of the offered increases in the Commitments of all Accepting Lenders does not equal the Rejected Amount, Mutual Risk shall have the right, prior to such first or second anniversary of the Closing Date, as the case may be, to require the Rejecting Lender or Rejecting Lenders to assign on a pro rata basis its or their Loans and Commitments to one or more Eligible Assignees (the "Purchasing Lenders") pursuant to Section 10.2, each of which Purchasing Lenders shall have a Commitment not less than $5,000,000, and which Purchasing Lenders shall have aggregate Commitments not greater than the Rejected Amount less any increases in the Commitments of the Accepting Lenders. Such assignment shall be effected on the applicable anniversary date of the Closing Date. Each Purchasing Lender shall be deemed to have consented to the extension of the Maturity Date then in effect. If there remains any Rejected Amount after giving effect to the assignments to the Accepting Lenders and the Purchasing Lenders described in this Section 2.1(c), on or before such first or second anniversary of the Closing Date, as the case may be, Mutual Risk may, by notice to the Administrative Agent, elect to reduce the Total Commitment by such remaining Rejected Amount, and, if Mutual Risk so elects, on such first or second anniversary of the Closing Date, as the case may be, the Borrowers shall cause all Obligations owing to the applicable Rejecting Lender or Rejecting Lenders to be repaid, and upon such repayment, the Total Commitment shall be reduced by the amount of such remaining Rejected Amount.

     (d) The Maturity Date shall be extended pursuant to Section 2.1(c) only if
(i) all Accepting Lenders and Purchasing Lenders have consented thereto, (ii) the Borrowers shall have performed their

                                                                Credit Agreement
obligations under the last sentence of Section 2.1(c), and (iii) after giving effect to the transactions contemplated by Section 2.1(c), no Lender has a Commitment that is 66-2/3% or more of the Total Commitment. If so extended, the Maturity Date shall be extended, without further action by the Borrowers, the Lenders or the Administrative Agent (other than notice by the Administrative Agent to the Borrowers and the Lenders that the Maturity Date has been extended), for a period of one year from the Maturity Date then in effect.

     SECTION 2.2 Procedure for Borrowing. (a) Either Borrower may request a Loan hereunder by a notice substantially in the form set forth in Exhibit B-1, with all blank spaces appropriately completed in compliance with Section 2.2(b), specifying the aggregate principal amount of the Loan to be made on the applicable Disbursement Date, which shall be $5,000,000 or a whole multiple of $1,000,000 in excess thereof. The notice must be given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the (i) third Business Day before such Disbursement Date, if any part of such Loan is requested to be a Eurodollar Rate Loan, and (ii) first Business Day before such Disbursement Date if such Loan is requested to be a Base Rate Loan.

     (b) A notice of borrowing pursuant to this Section 2.2 shall specify the Disbursement Date and the account to which the applicable Borrower wishes the proceeds of the Loan to be credited. The Disbursement Date so specified must be a Business Day before the Maturity Date. The giving of a notice as provided in this Section 2.2 shall constitute the applicable Borrower's irrevocable commitment to borrow an amount equal to the Loan specified therein on such Disbursement Date.

     SECTION 2.3 Disbursement of Funds. No later than noon (New York time) on the relevant Disbursement Date, each Lender will make available its pro rata share of the Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in Dollars and immediately available funds by deposit to the Administrative Agent's account specified in Section 2.8(b) and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account specified pursuant to Section 2.2(b) the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to such Disbursement Date that such Lender does not intend to make available to the Administrative Agent its pro rata share of the Loan to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor the Administrative Agent shall promptly notify the applicable Borrower, and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the Federal Funds Rate or (y) if paid by such Borrower, the then applicable rate of interest on the relevant Loan.

                                                                Credit Agreement

     SECTION 2.4 Loan Accounts; Notes. Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender a note substantially in the form of Exhibit A and with appropriate insertions, to evidence each Loan made to such Borrower, and each payment of principal, interest or other amounts due by such Borrower under the Loan Documents (each a "Note"). Each Lender is hereby authorized to endorse on the schedule attached to the Note held by such Lender (or on a continuation of any such schedule attached to any such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan made by it, and each payment of principal, interest or other amounts due under the Loan Documents, in respect thereof. Such schedule shall constitute prima facie evidence of the accuracy of the information contained therein. The failure of any Lender to make a notation on the schedule to the Note or Notes held by such Lender as aforesaid or the making of an incorrect notation by any Lender shall not affect the obligations of the Loan Parties hereunder or under any of the Notes or any other Loan Document in any respect.

     SECTION 2.5 Termination of Commitments; Reduction of Commitments. The several Commitments of the Lenders hereunder shall terminate at 5:00 p.m. (New York City time) on the Business Day preceding the Maturity Date. The several Commitments of the Lenders shall be permanently reduced on a pro rata basis (and the aggregate principal balance of Loans that may be borrowed by Mutual Group pursuant to Section 2.1(a) shall be proportionately reduced) by the Net Cash Proceeds of each Permitted Debt Issuance applied to prepay the Loans pursuant to
Section 2.12(c). Commitments may also be terminated as provided in Section
2.1(c).

     SECTION 2.6 Pro Rata Borrowings. The Loans made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of any Loan hereunder and that each Lender shall be obligated to make its portion of any Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

     SECTION 2.7 Interest; Utilization Fee; Commitment Fee; Other Fees. (a) The applicable Borrower promises to pay interest on the unpaid principal amount of each Eurodollar Rate Loan made to it during each Interest Period, from and including the first day of that Interest Period to but excluding the last day thereof, at a rate per annum equal to the lesser of (i) the Maximum Rate and
(ii) the Eurodollar Rate plus the Eurodollar Margin, payable on each Interest Payment Date and on the Maturity Date. The applicable Borrower promises to pay interest on the unpaid principal amount of each Base Rate Loan made to it at a rate per annum equal to the lesser of (i) the Maximum Rate and (ii) the Base Rate, payable on the last day of each calendar quarter hereafter, commencing September 30, 2000, and on the Maturity Date.

     (b) Upon the occurrence of an Event of Default and until it no longer exists, the unpaid principal amounts of each Loan shall bear interest at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable on such principal amount under this Agreement but not in excess of the Maximum Rate.

     (c) Subject to limitations imposed by the Maximum Rate, interest on each Loan and the fees payable pursuant to Sections 2.7(e) and (f) shall be calculated on the basis of a 360-day year (365 or 366-day year, as the case may be, if interest is being calculated based on the prime rate of Bank of America, N.A.) and the actual number of days elapsed in the period during which it accrues.


                                       18
                                                                Credit Agreement

     (d) By notice to the Administrative Agent given in accordance with Section 2.2, either Borrower may elect to continue a Eurodollar Rate Loan for a new Interest Period, to convert a Base Rate Loan into a Eurodollar Rate Loan or to convert a Eurodollar Rate Loan into a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan as if such continuation or conversion constituted a new borrowing of the Eurodollar Rate Loan to be continued or the Loan to be outstanding after such conversion; provided, that a Eurodollar Rate Loan may not be continued for a new Interest Period (and such Eurodollar Rate Loan shall instead be converted to a Base Rate Loan on the last day of the applicable Interest Period) and a Base Rate Loan may not be converted into a Eurodollar Rate Loan if an Event of Default exists. Such notice shall be substantially in the form of Exhibit B-2, with all blanks appropriately completed. If the applicable Borrower fails to give notice of the continuation of a Eurodollar Rate Loan for a new Interest Period in accordance with Section 2.2, such Eurodollar Rate Loan shall automatically be converted into a Base Rate Loan on the last day of the expiring Interest Period.

     (e) Subject to limitations imposed by the Maximum Rate, for each day on which the aggregate outstanding principal amount of the Loans exceeds 30% of the Total Commitment, each Borrower shall pay to the Administrative Agent for the pro rata account of the Lenders a utilization fee at the Utilization Fee Rate on the aggregate outstanding principal amount of the Loans to such Borrower on such day. Such utilization fee shall be payable on the last day of each calendar quarter hereafter, commencing September 30, 2000, and on the Maturity Date.

     (f) The Borrowers shall pay to the Administrative Agent, for the pro rata account of the Lenders in accordance with their respective Commitments, a commitment fee at the Commitment Fee Rate on the daily unused amount of the Total Commitment. Such commitment fee shall be payable in arrears on the last day of each calendar quarter hereafter, commencing September 30, 2000, and on the Maturity Date.

     (g) Mutual Risk shall pay the other fees set forth in the Fee Letter.

     SECTION 2.8 Making of Payments. (a) Any payment stated to be due in respect of any Loan, and any Interest Period stated to end, on a given day in a specified month shall instead be made or end (as the case may be) (i) if there is no such day in that month, on the last Business Day of that month or (ii) if that day is not a Business Day, on the following Business Day, unless that following Business Day falls in a different calendar month, in which case that payment shall be made or that Interest Period shall end (as the case may be) on the preceding Business Day.

     (b) Each payment by the Borrowers or the Guarantors under the Loan Documents shall be made in Dollars and in immediately available funds, by 11:00 a.m. New York City time on the date such payment is due, to such account as is designated by the Administrative Agent by notice to the Borrowers and the Guarantors.

     SECTION 2.9  No Setoff, Counterclaim or Withholding; Gross-Up.    (a) Each
payment by a Borrower or a Guarantor under this Agreement or the Notes shall be made without setoff or counterclaim and without withholding on account of any present or future Taxes imposed by or within Bermuda or any political subdivision or taxing authority thereof or therein or any other jurisdiction from or through which such Borrower or such Guarantor makes payment hereunder; provided, however, that, if such Taxes are required to be withheld or deducted from any such payment, such Borrower or such Guarantor shall make such withholding or deduction, make payment of the amount withheld or deducted to the appropriate Governmental Authority and forthwith pay such additional amount as may be necessary to ensure that the



                                       19
                                                                Credit Agreement
net amount actually received by each Lender and the Administrative Agent free and clear of such Taxes is equal to the amount that such Lender or the Administrative Agent would have received had no such Taxes been withheld or deducted; and provided, further, that no such additional amounts shall be payable in respect of (i) in the case of each Lender and the Administrative Agent, any Taxes imposed on its net income and franchise Taxes imposed on it by the jurisdiction under the laws of which such Person is organized (unless such Taxes are imposed solely because the payment was made by a Guarantor and would not have been imposed had such payment instead been made by a Borrower) or (ii) any Taxes imposed on a payee by reason of such payee's failure or inability to comply with the provisions of Section 10.2(c) of this Agreement. All such Taxes shall be paid by the applicable Borrower or Guarantor prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, such Borrower or such Guarantor shall make prompt payment thereof to the appropriate Governmental Authority. If the Administrative Agent or any Lender pays any amount in respect of such Taxes, penalties or interest, the applicable Borrower or Guarantor shall reimburse the Administrative Agent or such Lender in Dollars for such payment on demand together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum equal to the then applicable rate of interest on the relevant Loan. If such Borrower or such Guarantor pays any such Taxes, penalties or interest, it shall deliver official tax receipts evidencing such payment or certified copies thereof to the Administrative Agent on or before the thirtieth day after payment.

     (b) The Administrative Agent and each Lender agrees to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Taxes for which a Borrower or a Guarantor is required to pay additional amounts pursuant to Section 2.9(a) hereof and (ii) at least 30 days prior to the first Interest Payment Date with respect to which a Borrower or a Guarantor shall apply this clause (b), such Borrower or such Guarantor shall have notified the Administrative Agent or such Lender that the Administrative Agent or such Lender will be required to comply with such requirement, provided, however, that the exclusion set forth in this clause (b) shall not apply in respect of any certification, identification, information, documentation or other reporting requirement if such requirement would be materially more onerous, in form, in procedure or in the substance of information disclosed, to the Administrative Agent or such Lender than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8ECI, W-8BEN, W-8 and W-9 or predecessor or successor forms).

     (c) The Borrowers shall pay any present or future documentary, transfer or stamp Taxes or any other excise or property Taxes, charges or similar levies, and any penalties, additions to Tax or interest that may be due with respect thereto, that may be imposed by any jurisdiction in connection with this Agreement or the Notes. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, duties, levies, penalties or interest, the Borrowers shall reimburse the Administrative Agent or such Lender for such payment in Dollars on demand, together with interest thereon from and including the date of payment to, but excluding, the date of reimbursement at a rate per annum equal to the then applicable rate of interest on the relevant Loan.

     SECTION 2.10 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate) in or in the interpretation of any Law or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental



                                       20
                                                                Credit Agreement

Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Loans, then the Borrowers shall be liable for, and shall from time to time upon demand (with a copy of such demand to be sent to the Administrative Agent) pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased cost.

     (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation controlling such Lender with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment or Loans, then the Borrowers shall be liable for, and shall from time to time upon demand (with a copy of such demand to be sent to the Administrative Agent) pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increase.

     SECTION 2.11 Illegality. If any Lender determines at any time that any Law or treaty or any change therein or in the interpretation or application thereof makes or will make it unlawful for such Lender to fulfill its commitment pursuant to Section 2.1 to maintain a Eurodollar Rate Loan or to claim or receive any amount payable to it hereunder, such Lender shall give notice of such determination to the Borrowers and the Administrative Agent, whereupon the obligations of such Lender hereunder with respect to the making and maintenance of Eurodollar Rate Loans shall terminate. If any such notice is given after the disbursement of any Eurodollar Rate Loans, the applicable Borrower shall prepay the Eurodollar Rate Loans of such Lender in full on the last day of the Interest Periods applicable thereto (or on such earlier date as such Lender determines and certifies to be necessary in order to enable it to comply with such Law, treaty or change), without premium but together with interest accrued to the date of prepayment of such Eurodollar Rate Loans and all other amounts then payable to such Lender by the applicable Borrower hereunder.

     SECTION 2.12 Repayment; Optional and Mandatory Prepayments. (a) All Loans shall mature and the applicable Borrower promises to pay in full the outstanding principal amount thereof and accrued interest thereon on the Maturity Date.

     (b) Either Borrower may at any time and from time to time, upon not less than three Business Days prior written or telephonic notice confirmed in writing to the Administrative Agent, prepay the outstanding principal amount of its Loans, in whole or in part. Such notice shall constitute the applicable Borrower's irrevocable commitment to prepay, in whole or in part, the full outstanding principal amount of such Loans on that date, together with accrued and unpaid interest on such amount to but excluding such prepayment date.

     (c) Within two Business Days after the receipt thereof, Mutual Risk shall (and, if the outstanding principal balance of the Loans owing by Mutual Risk is less than the amount of such Net Cash Proceeds, Mutual Risk shall cause Mutual Group to) prepay the outstanding principal balance of the Loans in an amount equal to the Net Cash Proceeds of each Permitted Debt Issuance.

                                       21
                                                                Credit Agreement

     (d) Upon the demand of any Lender made through the Administrative Agent, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (i) any continuation, conversion, payment or prepayment of a Eurodollar Rate Loan on any day other than the last day of the Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise); or

          (ii) any failure by such Borrower (for a reason other than the failure of such Lender to make a Eurodollar Rate Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by such Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.

     SECTION 2.13 Maximum Rate. Regardless of any provision contained in any Loan Document, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligations, or any part thereof, any amount in excess of the Maximum Rate, and, if a Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the applicable Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Loan Parties and Lenders shall, to the maximum extent permitted under applicable Law, (a) characterize any nonprincipal payment otherwise payable under the Loan Documents as an expense, fee, or premium, rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received by a Lender for the actual period of existence thereof exceeds the Maximum Amount, such Lender shall refund such excess, and, in such event, such Lender shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

     SECTION 2.14  Increases of Commitments.    The Borrowers may from time to
time request one or more Lenders to increase their respective Commitments or request one or more Eligible Assignees to agree to a Commitment, in each case in a minimum amount of $5,000,000; provided that the Total Commitment may not exceed $210,000,000. Such increase or agreement shall be effected by a Commitment increase agreement substantially in the form of Exhibit F-1 or a joinder agreement substantially in the form of Exhibit F-2, as applicable. In the event the Total Commitment is increased, the Borrowers shall execute and deliver to each Lender extending such additional Commitment a Note in the stated amount of its new or increased Commitment, upon the request of such Lender. No Lender is obligated to increase its Commitment under any circumstances, and no Lender's Commitment may be increased pursuant to this Section 2.14 except by its execution of an agreement substantially in accordance with this Section 2.14. Each Eligible Assignee providing such additional Commitment shall be a "Lender" hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents. Each Lender responsible for an additional Commitment (an "Increasing Lender") shall, on the Business Day designated by the Administrative Agent, make Loans pro rata to the Borrowers, through the Agent, in an aggregate amount equal to such Increasing Lender's pro rata share (after giving effect to the increase in the Total Commitment)




                                       22
                                                                Credit Agreement
of the Loans outstanding to the Borrowers on such Business Day, and the Agent shall distribute the proceeds of such Loans to the other Lenders in repayment of their Loans, so that after giving effect to such Loans and repayment, the Loans are held by the Lenders according to their respective pro rata shares of the Total Commitment, as increased pursuant to this Section 2.14.

                                   SECTION 3.

                         REPRESENTATIONS AND WARRANTIES

     The Loan Parties, jointly and severally, hereby represent and warrant to the Lenders and the Administrative Agent as follows:

     SECTION 3.1 Good Standing and Authority. Each of Mutual Risk and its Subsidiaries is duly organized and validly existing and (other than with respect to Mutual Indemnity (Dublin) Ltd., given the inapplicability thereof under Irish law) in good standing under the laws of its jurisdiction of incorporation. Each of Mutual Risk and its Subsidiaries has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted following the consummation of the Transactions, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business and is proposed to be doing business following the consummation of the Transactions, except where failure to be so qualified or in good standing, singly or in the aggregate, would not have a Material Adverse Effect. Mutual Risk has no place of business in the United States of America.

     SECTION 3.2 Stock Duly Authorized and Issued.

     (a) The Capital Stock of each of Mutual Risk and its Subsidiaries is duly authorized, validly issued and fully paid and nonassessable.

     (b) There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of Mutual Risk or its Subsidiaries, except as disclosed in the applicable filings of Mutual Risk with the SEC.

     SECTION 3.3 Loan Documents Authorized, etc. Each of the Loan Documents and each other document or instrument to be delivered in connection therewith has been duly authorized by all necessary action of each Loan Party that is a party thereto, each of this Agreement and the other Loan Documents and each other document or instrument to be executed and delivered in connection herewith or therewith on or prior to the date hereof has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each of the Loan Documents and each other document or instrument to be executed and delivered in connection therewith by such Loan Party that is a party thereto after the date hereof will constitute upon its execution and delivery, the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     SECTION 3.4 No Consents; No Conflicts The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated or described therein (including, without


                                       23
                                                                Credit Agreement
limitation, the issuance and performance of the Guarantee by the Guarantors) do not and will not (i) require the consent, approval, authorization, registration or qualification of or with any Governmental Authority (including, without limitation, any insurance authority, commission or other insurance regulatory body), (ii) violate any statute, law, rule, regulation, order, judgment or decree (singly, "Law" and collectively, "Laws") applicable to Mutual Risk or any of its Subsidiaries of any court, Governmental Authority, arbitrator or other authority having jurisdiction over Mutual Risk or any of its Subsidiaries or any of their respective Properties, (iii) conflict with, result in a breach or violation of or constitute a default under the certificate of incorporation and by-laws or similar organizational documents of Mutual Risk or any of its Subsidiaries or any indenture, mortgage, deed of trust, contract, undertaking, loan agreement, lease or other agreement or instrument to which Mutual Risk or any of its Subsidiaries is a party or by which Mutual Risk or any of its Subsidiaries or any of their respective Properties are bound ("Contracts") or
(iv) result in or require the creation or imposition of any mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing ("Lien").

     SECTION 3.5 Financial Information Complete. The audited and unaudited consolidated balance sheets of Mutual Risk and its Subsidiaries dated December 31, 1999, and June 30, 2000, respectively, together with the consolidated statements of earnings, changes in stockholders' equity and cash flows of Mutual Risk and its Subsidiaries for the fiscal year and fiscal quarter, respectively, ended on such dates, heretofore delivered by Mutual Risk to the Administrative Agent and the Lenders, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except for the absence of footnotes in the case of the June 30, 2000 financial statements) and are complete and correct and fairly present in all material respects (subject to year-end audit adjustments in the case of the June 30, 2000 financial statements) the assets, liabilities and financial position of Mutual Risk and its consolidated Subsidiaries as at such dates, and the results of operations and changes of financial position for the periods then ended. Mutual Risk and its consolidated Subsidiaries have no debt, obligation or other forward or long-term commitment required to be reflected in the foregoing financial statements or in the notes thereto which is not fairly reflected in all material respects therein.

     SECTION 3.6 No Material Adverse Change. From and after December 31, 1999, there has been no material adverse change in the business, Properties, operations, condition (financial or otherwise), results of operations or prospects of Mutual Risk and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that would have a Material Adverse Effect.

     SECTION 3.7 Accuracy and Completeness of Information. (a) No written information, written statements, reports and other papers and data produced by or on behalf of Mutual Risk or any of its Subsidiaries and furnished to the Administrative Agent or any of the Lenders in connection with the Transactions (including, without limitation, any statement or report filed by Mutual Risk with the SEC under the Exchange Act) taken as a whole contain or will contain any untrue statement of fact material to the creditworthiness of Mutual Risk or any of its Subsidiaries or omit or will omit to state a material fact necessary in order to make the statements contained therein not misleading in the circumstances in which made.

     (b) The Loan Parties are not aware of any fact with respect to Mutual Risk or any of its Subsidiaries or the Transactions that would have a Material Adverse Effect that has not been previously disclosed in writing to the Administrative Agent and the Lenders.

                                       24
                                                                Credit Agreement

     SECTION 3.8 Internal Accounting. Each of Mutual Risk and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 3.9 No Insolvency. As of the date hereof and after giving effect to the consummation of the Transactions:

     (a) The aggregate value of the assets of each of Mutual Risk and its Subsidiaries, at fair value and present fair salable value, exceeds (i) its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) and (ii) the amount required to pay such liabilities as they become absolute and matured in the normal course of business;

     (b) Each of Mutual Risk and its Subsidiaries has the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured in the normal course of business; and

     (c) Neither Mutual Risk nor any of its Subsidiaries has an unreasonably small amount of capital with which to conduct its business.

     SECTION 3.10 Subsidiaries; Assets; Liens. Schedule 3.10 sets forth all Subsidiaries of Mutual Risk as of the date of this Agreement. Each of Mutual Risk and its Subsidiaries has good, sufficient and legal title to all of its Properties, free and clear of any Liens other than Permitted Liens.

     SECTION 3.11 No Violations. Each of Mutual Risk and its Subsidiaries is not, and after the consummation of the Transactions will not be, in violation of its charter, by-laws or other organizational documents, and no default or event that but for the giving of notice or the lapse of time, or both, would constitute a default on the part of Mutual Risk or any of its Subsidiaries exists or will exist under any Contracts which would have a Material Adverse Effect.

     SECTION 3.12 No Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Loan Parties, threatened against or in any other way relating adversely to or affecting Mutual Risk or any of its Subsidiaries or any of their respective Properties or the Transactions in any court or before any arbitrator of any kind or before or by any Governmental Authority which would have a Material Adverse Effect.

     SECTION 3.13 Proceeds. The Borrowers will apply the net proceeds from the Loans solely for the purposes specified in Section 5.7 hereof. Neither the incurrence of any Loan nor the application of the proceeds thereof by the Borrowers will violate Regulations T, U and X of the FRB.

     SECTION 3.14 Margin Stock. At no time, including following application of the proceeds of any Loan, shall more than 25% of the value of the assets (either of Mutual Risk or Mutual Group or of Mutual Risk and its Subsidiaries on a consolidated basis), (i) subject to the provisions of Section 6.3 and 6.5 or
(ii) subject to any restriction contained in any agreement or instrument between


                                       25
                                                                Credit Agreement
either Borrower and any Lender or any Affiliate of any Lender relating to any Indebtedness and within the scope of Section 7.1(h), consist of Margin Stock.

     SECTION 3.15 Tax Returns and Payments. All Tax Returns, foreign and domestic, required to be filed by or on behalf of Mutual Risk and each of its Subsidiaries in any jurisdiction have been timely filed, or caused to be filed, and all material Taxes (whether or not actually shown on such Tax Returns) for which they are directly or indirectly liable or to which any of their respective Properties and assets is subject have been paid, or caused to be paid, other than any Tax (i) the validity or amount of which is being contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of Mutual Risk or any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed ("Contested Claims"); all such Tax Returns are true, correct and complete in all material respects. As of the Closing Date, there is no material proposed tax assessment with respect to Taxes due by, or on behalf of, Mutual Risk or any of its Subsidiaries, and to the best knowledge of the Loan Parties there is no basis for such assessment, except for Contested Claims. To the best knowledge of the Loan Parties, there is no tax, levy, impost, duty, charge, fee, deduction or withholding imposed by (i) Bermuda or any political subdivision or taxing authority thereof or therein or (ii) by any other jurisdiction from or through which Mutual Risk or Mutual Group makes payment on or by virtue of the execution, delivery, enforcement or performance of this Agreement or in connection with the Notes.

     SECTION 3.16 ERISA Compliance. (a) As of the Closing Date, neither Mutual Risk, any of its Subsidiaries nor any of their respective ERISA Affiliates sponsor, maintain or contribute to, or have any obligation under, any Pension Plan or Multiemployer Plan.

     (b) Mutual Risk, each of its Subsidiaries and each of their respective ERISA Affiliates is in material compliance with all applicable provisions of ERISA and the regulations material thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. The Internal Revenue Service has issued a favorable determination letter with respect to the form of the plan document of each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

     (c) No ERISA Event has occurred or is reasonably expected to occur which, alone or together with all other ERISA Events, has resulted, or is reasonably expected to result, in any material liability to Mutual Risk or any of its Subsidiaries.

     (d) No proceeding, claim (other than claims for benefits made in the ordinary course of the operation of any Employee Benefit Plan), lawsuit and/or investigation is existing, or, to the best knowledge of the Loan Parties after due inquiry, threatened concerning or involving any Employee Benefit Plan currently sponsored, maintained or contributed to by Mutual Risk, any of its Subsidiaries or any of their respective ERISA Affiliates.

     (e) In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), does not exceed $1,000,000.


                                       26
                                                                Credit Agreement

     (f) Neither Mutual Risk nor any of its Subsidiaries has incurred or is reasonably expected to incur any material liability with respect to any Foreign Plan or Foreign Plans.

     SECTION 3.17 Compliance With Laws. Each of Mutual Risk and its Subsidiaries is in compliance with all Laws, except where the failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

     SECTION 3.18 Government Regulation. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or other Law which would regulate the incurrence of Indebtedness by such Loan Party, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services. No Loan Party is, and after consummation of the Transactions will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     SECTION 3.19 Insurance. Each of Mutual Risk and its Subsidiaries carries or is entitled to the benefits of insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is (and will be following consummation of the Transactions) in full force and effect, except where the failure to carry such insurance or be entitled to the benefits of such insurance would not, singly or in the aggregate, have a Material Adverse Effect.

     SECTION 3.20 Labor. No labor disturbance by the employees of Mutual Risk or any of its Subsidiaries exists or, to the best knowledge of the Loan Parties, is threatened and the Loan Parties are not aware of any existing or imminent labor disturbance by the employees of the principal suppliers, manufacturers or customers of Mutual Risk or any of its Subsidiaries which would have a Material Adverse Effect.

     SECTION 3.21 Environmental Matters. Mutual Risk and its Subsidiaries have been and are in compliance with all applicable laws, statutes, ordinances, codes, orders, decisions, judgments, permits, approvals, rules, regulations or requirements, including without limitation common law, relating to: (i) protection, preservation or cleanup of the environment or natural resources;
(ii) chemical substances or toxic, hazardous or deleterious materials, wastes or agents (hereinafter "Hazardous Substances"), including without limitation petroleum or any fraction thereof, asbestos, and polychlorinated biphenyls; or
(iii) health and safety (hereinafter "EHS Laws"), except in each case for such noncompliance which would not have a Material Adverse Effect; there has been no proceeding, claim, notice or complaint pending or, to the best knowledge of the Loan Parties, threatened against any of Mutual Risk or its Subsidiaries relating to: (i) noncompliance with EHS Laws; or (ii) liabilities or obligations arising from Hazardous Substances or pursuant to EHS Laws; and there are no conditions or circumstances, including without limitation the presence or release of any Hazardous Substances (whether or not on the property of Mutual Risk or any of its Subsidiaries), reasonably anticipated to result in liabilities or obligations to Mutual Risk or any of its Subsidiaries pursuant to EHS Laws.

     SECTION 3.22 Insurance Regulations. Mutual Risk is a holding company and is not subject to Bermuda insurance regulations. Mutual Risk and each of its Subsidiaries are in compliance with all other insurance laws and regulations of the jurisdictions that apply to them, including laws that relate to companies that control insurance companies, except where the failure to comply would not have a Material Adverse




                                       27
                                                                Credit Agreement

Effect. Neither Mutual Risk nor any of its Subsidiaries has received any notification from any Bermuda, U.S. federal, state or foreign insurance authority, commission or other insurance regulatory body to the effect that Mutual Risk or such Subsidiary is not in compliance with any insurance law or regulation, which noncompliance can reasonably be expected to have a Material Adverse Effect.

     SECTION 3.23 Permits; Licenses. Each of Mutual Risk and its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate Bermuda, U.S. federal, state or foreign Governmental Authority necessary to conduct their respective businesses, and neither Mutual Risk nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

Any certificate signed by any Officer of a Loan Party and delivered to the Administrative Agent or any Lender pursuant to the Loan Documents shall be deemed to be a representation and warrant by such Loan Party to the Administrative Agent or such Lender as to the matters covered thereby.


                                   SECTION 4.

                  CONDITIONS TO THE OBLIGATIONS OF THE LENDERS

     SECTION 4.1 Conditions to Closing. The obligations of the Lenders to make Loans hereunder shall be subject to the satisfaction on or before September 29, 2000 of the following conditions precedent:

     (a) The Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

          (1) An Officers' Certificate from each Loan Party, certifying as to
     (i) resolutions of such Loan Party's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any other documents, instruments and certificates required to be executed by such Loan Party in connection herewith and therewith and approving and authorizing the consummation of the Transactions, (ii) the incumbency and specimen signatures of the Officers of such Loan Party authorized to execute and deliver this Agreement and the other Loan Documents, and (iii) the charter or certificate of incorporation and bylaws of such Loan Party;

          (2) An original counterpart of this Agreement;

          (3) Originally executed copies of an opinion of (i) Mayer, Brown & Platt, U.S. counsel to the Loan Parties, substantially in the form of Exhibit C-1, (ii) Conyers Dill & Pearman, Bermuda counsel to Mutual Risk, substantially in the form of Exhibit C-2, and (iii) Richard O'Brien, Esq., General Counsel to Mutual Risk, substantially in the form of Exhibit C-3;

          (4) A certificate, executed by the Chief Executive Officer or President and the Chief Financial or Accounting Officer of Mutual Risk, stating that, after giving effect to the consummation of the Transactions, the fair saleable value of the assets of each of Mutual Risk and its Subsidiaries




                                       28
                                                                Credit Agreement
     will not be less than the probable liability on their debts, that each of Mutual Risk and its Subsidiaries will be able to pay its debts as they mature and that each of Mutual Risk and its Subsidiaries will not have unreasonably small capital to conduct its business, and the Administrative Agent shall have received such opinions of value, other appropriate factual information and expert advice supporting the conclusions reached in such letter as the Administrative Agent may reasonably request;

          (5) An Officers' Certificate from each Loan Party, certifying as to
     (i) (A) the due organization and good standing of such Loan Party in its jurisdiction of organization and (B) the absence of any proceeding for the dissolution or liquidation of such Loan Party; (ii) the completeness and accuracy in all material respects of all of the representations and warranties made by such Loan Party in this Agreement and the other Loan Documents to which it is or is to be a party, before and after giving effect to the Transactions; (iii) the absence of any Default or Event of Default; and (iv) the satisfaction of all conditions specified in this
     Section 4.1;

          (6) The most recent audited and unaudited consolidated financial statements of Mutual Risk and its consolidated Subsidiaries;

          (7) An irrevocable acceptance by Corporation Service Company of its appointment as each Loan Party's agent to receive service of process pursuant to Section 10.14 hereof; and

          (8) Such further information, certificates and documents as the Administrative Agent may reasonably request.

     (b) No Default or Event of Default shall have occurred and be continuing, and no default or event of default shall have occurred and be continuing under any material Contract of Mutual Risk or any of its Subsidiaries.

     (c) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or other Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Transactions, or which, if adversely determined, would have a Material Adverse Effect. There shall be no material pending or threatened litigation, bankruptcy or insolvency, injunction, order, decree or claim with respect to Mutual Risk or any of its Subsidiaries or the Transactions, which would have a Material Adverse Effect.

     (d) Each of the Loan Documents to be executed and delivered on or prior to the Closing Date (including any amendments thereto) shall have been duly authorized, executed and delivered by each of the parties thereto, and the Administrative Agent shall have received copies of each such document (including any amendments thereto) as so executed and delivered in the form provided to the Administrative Agent on or before the Closing Date except for changes approved by the Administrative Agent and the Lenders.

     (e) All notices to, filings with, and consents and approvals of, all Governmental Authorities necessary or desirable in connection with the Transactions shall have been given, made or obtained.

     (f) The Borrowers shall have paid all costs and expenses payable hereunder to the extent then due and payable on the Closing Date, including any such costs and expenses arising under or referenced in Section 10.3.

                                       29
                                                                Credit Agreement

     (g) No event shall have occurred that has had, or would have, a Material Adverse Effect.


     (h) The Administrative Agent shall have received assurances satisfactory to it that the Existing Credit Agreement and all guaranties, liens and security interests created pursuant thereto shall be terminated and all amounts due and owing thereunder shall be paid in full concurrently with the making of the initial Loans.

     (i) Mutual Risk shall have paid all fees due and owing on or before the Closing Date pursuant to the Fee Letter.

     (j) Neither Borrower shall have received notice from Moody's or S&P that the credit rating of Mutual Risk is under review with negative implications or notice from A.M. Best Company that the claims paying rating of any of the Insurance Company Subsidiaries that are rated by A.M. Best Company is under review with negative implications, and neither Moody's, S&P nor A.M. Best Company shall have taken any actions to reduce any such rating.

     SECTION 4.2 Conditions to each Loan. The obligations of the Lenders to make any Loan hereunder shall be subject to the satisfaction of the following conditions precedent on or prior to the Disbursement Date on which such Loan is scheduled to be made:

     (a) The representations and warranties on the part of the Loan Parties contained herein and in any certificates pursuant to the provisions hereof shall be true and complete on and as of such Disbursement Date as if made on such date, and the Loan Parties shall have performed all of their respective obligations hereunder to be performed on or prior to such date;

     (b) The Administrative Agent on behalf of the Lenders shall have received, in form and substance satisfactory to the Administrative Agent, (i) an originally executed notice of borrowing pursuant to Section 2.2 hereof and (ii) one or several Notes, as applicable, evidencing the Loans, duly executed and delivered and drawn to the order of the Lender or Lenders requesting Notes and with appropriate insertions; and

     (c) No Default or Event of Default shall have occurred and be continuing.

                                 SECTION 5.

                              AFFIRMATIVE COVENANTS

     Until all Obligations shall have been paid in full and no Lender shall have any Commitment hereunder, the Loan Parties, jointly and severally, covenant and agree with the Lenders and the Administrative Agent that:

     SECTION 5.1 Corporate Existence. Subject to the provisions hereof, Mutual Risk shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and licenses of Mutual Risk and each of its Subsidiaries, provided, that subject to Section 6.6 hereof, Mutual Risk and any such Subsidiary shall not be required to preserve the corporate existence of any such Subsidiary (other than Mutual Group) or any such right or license if the Board of Directors of Mutual Risk shall determine that the preservation thereof is no longer desirable in the conduct


                                       30
                                                                Credit Agreement
of the business of Mutual Risk and that the loss thereof is not disadvantageous in any material respect to the Lenders.

     SECTION 5.2 Compliance With Laws. Mutual Risk will, and will cause each of its Subsidiaries to, comply with all applicable Laws to the extent noncompliance would have a Material Adverse Effect.

     SECTION 5.3 Maintenance of Property; Insurance. Mutual Risk shall cause all Property used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of Mutual Risk, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 5.3 shall prevent Mutual Risk from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of Mutual Risk, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Lenders. Mutual Risk will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industry, insurance with respect to its Properties and business and the Properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar Properties in the same general respective areas in which Mutual Risk and its Subsidiaries operate.

     SECTION 5.4 Payment of Taxes and Other Claims. Mutual Risk shall pay or discharge and will cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (a) all Taxes, assessments and other governmental charges levied or imposed upon Mutual Risk or any of its Subsidiaries or upon the income, profits or Property of Mutual Risk or any of its Subsidiaries and (b) all lawful claims including, without limitation, for labor, services, materials and supplies which have become due and payable and, if unpaid, might by law become a Lien upon the Property of Mutual Risk or any of its Subsidiaries; provided, that Mutual Risk shall not be required to pay or discharge, or cause to be paid or discharged, any such Tax, assessment, charge or claim whose amount, applicability or validity is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made. Mutual Risk and each of its Subsidiaries, as the case may be, will, promptly upon any of its officers obtaining knowledge that a charge or claim described in the previous sentence has not been paid, other than as permitted by the proviso in the previous sentence, deliver notice to the Administrative Agent (which will provide a copy of such notice to each Lender) of such failure to pay.

     SECTION 5.5 Investment Company Act. No Loan Party shall become an investment company subject to registration under the Investment Company Act of 1940, as amended (without giving effect to any exemption based upon the number or status of the holders of its securities).

     SECTION 5.6 Payments in U.S. Dollars. All payments of principal, interest and other amounts to be made hereunder or under the Notes shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

     SECTION 5.7 Use of Proceeds. The Borrowers shall use the proceeds of the Loans solely to repay amounts owing under the Existing Credit Agreement and then as follows:

                                       31
                                                                Credit Agreement

     (a) Mutual Risk may use such proceeds to repurchase Convertible Securities in open market or privately negotiated transactions; provided, that any Convertible Securities so repurchased shall be immediately canceled;

     (b) The Borrowers may use such proceeds for lawful general corporate purposes; provided that none of such proceeds shall be used by the Borrowers or any of their Subsidiaries, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or "carrying" (within the meaning of Regulation U) any Margin Stock; and provided further that none of such proceeds shall be used in connection with the acquisition of ten percent (10%) or more of the Voting Stock of any Person if such acquisition is opposed by the board of directors or other management of such Person.

     SECTION 5.8 Financial Statements. Mutual Risk will furnish or cause to be furnished to the Administrative Agent and to each of the Lenders:

     (a) as soon as available, but in no event more than forty-five (45) days after the last day of each of the first three (3) fiscal quarters in each fiscal year of Mutual Risk, a copy of the consolidated balance sheet and statements of earnings, changes in stockholders' equity and cash flows of Mutual Risk and its Subsidiaries and of the consolidating balance sheet and statement of earnings of Mutual Risk and its Subsidiaries, prepared in accordance with GAAP (except for the absence of footnotes), as of, and for the fiscal quarter and portion of the fiscal year ending on, such last day, together with the quarterly report of Mutual Risk on Form 10-Q (or other applicable form) for such fiscal quarter filed with the SEC, a certificate of the Chief Financial Officer of Mutual Risk stating whether, to his best knowledge and belief, any Default or Event of Default has occurred or exists hereunder, and, if any such Default or Event of Default has occurred and is continuing or otherwise exists, stating the facts with respect thereto, and a copy of any presentation made by Mutual Risk or any of its Subsidiaries to S&P, Moody's, A.M. Best Company or any other rating agency during such fiscal quarter;

     (b) as soon as available, but in no event more than ninety (90) days after the last day of each fiscal year of Mutual Risk, a copy of the consolidated balance sheet and statements of earnings, changes in stockholders' equity and cash flows of Mutual Risk and its Subsidiaries and the consolidating balance sheet and statement of earnings of Mutual Risk and its Subsidiaries, prepared in accordance with GAAP, as of, and for the fiscal year ending on, such last day, together with (i) the audit report on the consolidated portions thereof of Ernst & Young or other independent certified public accountants selected by Mutual Risk and reasonably satisfactory to the Administrative Agent, which audit report shall be without material qualification, (ii) a copy of the annual report of Mutual Risk on Form 10-K (or other applicable form) for such fiscal year filed with the SEC, and (iii) a certificate of the Chief Financial Officer of Mutual Risk stating whether, to his best knowledge and belief, any Default or Event of Default has occurred or exists hereunder, and, if any such Default or Event of Default has occurred and is continuing or otherwise exists, stating the facts with respect thereto;

     (c) as soon as available, but in no event more than one hundred and twenty
(120) days after the last day of each fiscal year of each unconsolidated Subsidiary or Affiliate of Mutual Risk (whose operations are accounted for in the consolidated financial statements of Mutual Risk on the equity method), if any, a copy of the consolidated balance sheet and statements of earnings, changes in stockholders' equity and cash flows of such unconsolidated Subsidiary or Affiliate and its Subsidiaries and of the consolidating balance sheet and statement of earnings of such unconsolidated Subsidiary or Affiliate and its Subsidiaries, prepared in accordance with GAAP (or SAP in the case of a regulated insurance company) as of, and for the fiscal year



                                       32
                                                                Credit Agreement
ending on, such last day, together with the audit report on the consolidated portions thereof of a firm of independent certified public accountants of recognized standing, which audit report shall be without material qualification.

     (d) promptly upon their becoming available but in no event (i) more than ninety (90) days after the end of each calendar year in the case of the Annual Statements or (ii) more than forty-five (45) days after the end of each calendar quarter in the case of the Quarterly Statements, a copy of each Annual Statement and Quarterly Statement of each Insurance Company Subsidiary prepared in accordance with SAP, a copy of each externally-prepared actuarial analysis of each Insurance Company Subsidiary obtained by Mutual Risk or any of its Subsidiaries and, in the case of the Annual Statements, a copy of the management discussion and analysis submitted with such Annual Statements;

     (e) promptly upon their becoming available, copies of all financial statements, reports, notices as to material matters, and proxy statements sent by Mutual Risk or any of its Subsidiaries (which is not a Wholly Owned Subsidiary) to public stockholders, of all regular, periodic and special reports filed by Mutual Risk or any of its Subsidiaries with any securities exchange or with the SEC and of all regular, periodic and special reports filed by any Insurance Company Subsidiary with Governmental Authorities having jurisdiction over it;

     (f) together with the items described in clauses (a) and (b) above, written calculations in form reasonably satisfactory to the Administrative Agent demonstrating compliance by Mutual Risk with the covenants contained in Sections
6.1 and 6.2; and

     (g) such additional information, reports or statements (financial or otherwise) as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.9 Notice of Litigation and Other Matters. Mutual Risk will furnish or cause to be furnished to the Administrative Agent and to each of the Lenders promptly (but in no event later than ten (10) days after an Officer of Mutual Risk obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving Mutual Risk or any of its Subsidiaries or any of their respective Properties, assets or businesses which in any given case or in the aggregate would have a Material Adverse Effect;

     (b) any notice of any violation received by Mutual Risk or any of its Subsidiaries, from any Governmental Authority, including, without limitation, any notice of violation of EHS Laws, which in any such case would have a Material Adverse Effect;

     (c) any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against Mutual Risk or any of its Subsidiaries, other than normal insurance claims adjustment matters involving Insurance Company Subsidiaries;

     (d) any Default or Event of Default, or any other event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Contract to which Mutual Risk or any of its Subsidiaries is a party or by which Mutual Risk or any of its Subsidiaries


                                       33
                                                                Credit Agreement
or any of their respective Properties may be bound, which default or event of default would have a Material Adverse Effect;

     (e) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) any fact or circumstance that has resulted, or could reasonably be expected to result in an ERISA Event, (iii) the Amount of Unfunded Benefit Liabilities exceeds $1,000,000, and (iv) any event or events in respect of any Foreign Plan or Foreign Plans occur that, or are reasonably expected to occur which, individually or together with all other similar events, result or would reasonably be expected to result in an aggregate liability to Mutual Risk or any of its Subsidiaries in excess of $1,000,000; and

     (f) any event which makes any of the representations set forth in Section 3 inaccurate in any material respect.


                                 SECTION 6.

                               NEGATIVE COVENANTS

     Until all Obligations shall have been paid in full and no Lender shall have any Commitment hereunder, the Loan Parties, jointly and severally, covenant and agree with the Lenders and the Administrative Agent that:

     SECTION 6.1 Consolidated Indebtedness to Consolidated Total Capital Ratio. Mutual Risk shall not permit the ratio of Consolidated Indebtedness to Consolidated Total Capital to exceed (a) 0.45 to 1 at any time from the date of this Agreement to the date that is 18 months after the date of this Agreement, or (b) 0.40 to 1 at any time thereafter.

     SECTION 6.2 Shareholders' Equity. Mutual Risk shall maintain a Stockholders' Equity which is not at any time less than the sum of (a) $325,000,000 plus (b) 50% of cumulative positive consolidated net income (without deduction for any net loss for any period) of Mutual Risk and its Subsidiaries after June 30, 2000.

     SECTION 6.3 Negative Pledge. Mutual Risk shall not create, incur, assume or suffer to exist any Lien upon any of its assets or Properties (including, without limitation, the Capital Stock of any Subsidiary, whether such Capital Stock is owned on the date of this Agreement or hereafter acquired), or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its assets or Properties (including, without limitation, the Capital Stock of any Subsidiary, whether such Capital Stock is owned on the date of this Agreement or hereafter acquired), except for Permitted Liens and Liens on the home office building of Mutual Risk securing the Indebtedness permitted by
Section 6.4(d).

     SECTION 6.4 Limitation on Indebtedness. Mutual Risk shall not create, incur, assume or suffer to exist in any manner any Indebtedness other than, without duplication, (a) that outstanding on the date of this Agreement and described on Schedule 6.4 (provided, that the Indebtedness owing under the Existing Credit Agreement may not remain outstanding after the initial borrowing of Loans hereunder), (b) Indebtedness under the Loan Documents, (c) Indebtedness arising under or in connection with the RHINOS and any unsecured Indebtedness of Mutual Risk in an aggregate principal amount not to exceed $40,000,000


                                       34
                                                                Credit Agreement
incurred in connection with any replacement, refinancing or remarketing thereof,
(d) Indebtedness in an amount not in excess of $13,000,000 incurred in connection with the purchase by Mutual Risk or its nominee of its home office building, (e) unsecured Indebtedness in an amount not in excess of $5,000,000 incurred in connection with the acquisition of Valmet Group Ltd., (f) Indebtedness of Mutual Risk permitted under Section 6.7, (g) Indebtedness secured by the Liens described in clauses (i) and (ii) of the definition of Permitted Liens, and (h) Permitted Debt Issuances. Mutual Risk shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist in any manner any Indebtedness other than that outstanding on the date of this Agreement and described on Schedule 6.4; provided, that nothing contained in this Section 6.4 shall prohibit (i) any Indebtedness of any Subsidiary of Mutual Risk outstanding at the time such Subsidiary becomes a Subsidiary of Mutual Risk and not incurred in contemplation thereof, as long as the outstanding amount of the Indebtedness remains the sole obligation of such Subsidiary and as long as the outstanding amount of such Indebtedness is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of Mutual Risk,
(ii) any Indebtedness of any Subsidiary of Mutual Risk permitted under Section 6.7, (iii) any Indebtedness of any Subsidiary secured by a Permitted Lien, provided that such Indebtedness does not exceed the value of the assets or property subject to such Permitted Lien, (iv) any Indebtedness owing directly or indirectly to Mutual Risk by a Subsidiary of Mutual Risk, (v) any Indebtedness of Mutual Group under the Loan Documents, (vi) any Indebtedness of Mutual Group arising under or in connection with the RHINOS and any unsecured Indebtedness of Mutual Group in an aggregate principal amount not to exceed $40,000,000 incurred in connection with any replacement, refinancing or remarketing thereof, and
(vii) any Indebtedness not otherwise permitted by the foregoing clauses; provided, that the aggregate amount at any time outstanding for all Subsidiaries of Mutual Risk of (A) the Indebtedness incurred under the preceding clause (iii) and (B) the Indebtedness incurred under the preceding clause (vii) shall not exceed $10,000,000 in the aggregate at any time outstanding.

     SECTION 6.5 Limitation on Asset Sales. Mutual Risk, will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (a) such Asset Sale is in the ordinary course of business, (b) Mutual Risk or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (c) the consideration received for the assets sold by Mutual Risk or such Subsidiary, as the case may be, in such Asset Sale are in the form of cash or Cash Equivalents, in each case received at the time of such Asset Sale.

     SECTION 6.6 Merger, Consolidation, Sale of Assets and Liquidation. Mutual Risk shall not enter into any merger or consolidation with any Person, or sell, lease, assign, distribute or otherwise dispose of all or substantially all of its assets, or liquidate in whole or in part, or permit any Subsidiary to enter into any merger or consolidation with any Person, or sell, lease, assign, distribute or otherwise dispose of all or substantially all of its assets, or liquidate in whole or in part, except that (i) Mutual Risk may merge or consolidate with any Subsidiary or other Person incorporated under the laws of Bermuda or a state of the United States, if Mutual Risk is the surviving corporation and continues to be a Bermuda company and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (ii) any Subsidiary may be merged or consolidated into, or may be liquidated into, or may sell, lease or transfer all or substantially all of its assets to, Mutual Risk or a Wholly Owned Subsidiary (provided that Mutual Group may merge or consolidate into, or liquidate into, or sell, lease or transfer all or substantially all of its assets to Mutual Risk only), if, in the case of a merger or consolidation, (y) Mutual Risk or such Wholly Owned Subsidiary is the surviving corporation (and, if Mutual Risk is the surviving corporation, it continues to be a Bermuda company), and (z) immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

                                       35
                                                                Credit Agreement

     SECTION 6.7  Sale and Leaseback.    Mutual Risk shall not enter into, or
permit any of its Subsidiaries to enter into, directly or indirectly, any arrangement under which Mutual Risk or such Subsidiary, as the case may be, sells or transfers any of the fixed assets then owed by it and thereupon or within one year thereafter rents or leases the assets so sold or transferred; provided, that nothing contained in this Section 6.7 shall prohibit (i) a Subsidiary of Mutual Risk from entering into a sale-leaseback transaction involving any real estate owned by such Subsidiary on the date of this Agreement, or (ii) Mutual Risk or any Subsidiary of Mutual Risk from entering into any other sale-leaseback transaction as long as such other sale-leaseback transaction, together with all other such sale-leaseback transactions of Mutual Risk and its Subsidiaries made during the period from the date of this Agreement to the date of such other sale-leaseback transaction, does not involve assets having a value of more than $10,000,000 in the aggregate.

     SECTION 6.8 Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries. Mutual Risk will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to Mutual Risk or any other Subsidiary, (c) make loans or advances to Mutual Risk or any other Subsidiary or (d) transfer any of its Properties or assets to Mutual Risk or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

     (i) This Agreement and any agreement in effect on the date of this Agreement;

     (ii) Customary non-assignment provisions of any lease governing a leasehold interest of Mutual Risk or any of its Subsidiaries;

     (iii)Any agreement or other instrument of a Person acquired by Mutual Risk or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired; and

     (iv) Any limitations under applicable Laws as to dividends payable by Insurance Company Subsidiaries.

     SECTION 6.9 Restricted Payments. Mutual Risk shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend or distribution, either in cash or property, on any shares of its Capital Stock (except dividends or distributions payable solely in shares of Capital Stock) or purchase, redeem or retire any of its Capital Stock or any warrants, rights or options to purchase or acquire any shares of its Capital Stock (other than the RHINOS) (a) in the case of Mutual Risk, if a Default or Event of Default exists at any time thereof or would be caused thereby, (b) in violation of any applicable Laws, (c) in the case of Subsidiaries of Mutual Risk, except for dividends or distributions declared or paid by a Subsidiary of Mutual Risk to Mutual Risk or a Subsidiary of Mutual Risk (provided that if the Subsidiary declaring or paying such dividend or distribution is not a Wholly-Owned Subsidiary, such dividend or distribution is paid pro rata to the stockholders of such Subsidiary), (d) in the case of dividends or distributions by Mutual Risk, in an amount substantially greater than the amount of dividends and distributions historically declared, paid or made by Mutual Risk, and (e) in the case of stock purchases, redemptions, retirements or other acquisitions by Mutual Risk, including in completion of its previously announced and currently pending



                                       36
                                                                Credit Agreement
stock repurchase program, in an aggregate amount in excess of 10% of Stockholders' Equity on the date of this Agreement.

     SECTION 6.10 Transactions with Affiliates. Mutual Risk shall not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with an unrelated Person.

     SECTION 6.11 Lines of Business. Mutual Risk will not, nor will it permit any Subsidiary to, engage in any business other than a Permitted Business.

     SECTION 6.12 Amendment to Charter Documents. Mutual Risk shall not, and shall not cause or permit any of its Subsidiaries to, amend its certificate of incorporation, by-laws or other organizational documents in any respect which could be materially adverse to the interests of the Lenders.


                                   SECTION 7.

                              DEFAULTS AND REMEDIES

     SECTION 7.1 Events of Default. The term "Event of Default," wherever used herein with respect to the Loans, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

     (a) Any Loan Party defaults in the payment of the principal of any Loan when the same becomes due and payable whether at the stated maturity thereof, upon voluntary or mandatory repayment, upon acceleration or otherwise.

     (b) Any Loan Party defaults in any payment of interest on any Loan or any other amount payable hereunder (other than amounts described in Section 7.1(a)) within two (2) Business Days after the same becomes due and payable.

     (c) Any Loan Party fails to observe or perform any covenant, condition or agreement on the part of such Loan Party to be observed or performed pursuant to
Section 5.5, Section 5.7, Section 6.1, Section 6.2, Section 6.3, Section 6.8 or
Section 6.9  hereof.

     (d) Any Loan Party fails to comply with any of its other agreements or covenants hereunder and such failure continues for 30 days.

     (e) (i) The Guarantee or any provision thereof ceases to be in full force and effect (other than in accordance with its express terms and the terms of this Agreement), or (ii) a Guarantor or any Person acting by or on behalf of a Guarantor denies or disaffirms such Guarantor's obligations under its Guarantee, or (iii) a Guarantor defaults in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee.

                                       37
                                                                Credit Agreement

     (f) Any representation or warranty of any Loan Party made in this Agreement or in any other Loan Document proves to have been inaccurate, incomplete or misleading in any material respect at the time it was made.

     (g) (i) Any ERISA Event occurs or is reasonably expected to occur with respect to any Employee Benefit Plan, including, without limitation, any Pension Plan or Multiemployer Plan, (ii) the Amount of Unfunded Benefit Liabilities, when added to the aggregate Amount of Unfunded Benefit Liabilities with respect to all other Pension Plans, exceeds the aggregate Amount of Unfunded Benefit Liabilities that existed on the Closing Date by $1,000,000, or (iii) any event shall have occurred with respect to any Foreign Plan which results in a liability to Mutual Risk or any of its Subsidiaries which, individually or together with any similar events, exceeds $1,000,000.

     (h) Mutual Risk or any of its Subsidiaries (i) fails to pay any of its Indebtedness in excess of $5,000,000 as and when such Indebtedness becomes payable or (ii) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its Indebtedness in excess of $5,000,000 if, as a result of such failure, any other party to such agreement or instrument is entitled to exercise, and has not irrevocably waived, the right to accelerate the maturity of any amount owing thereunder.

     (i) A court having jurisdiction in the premises enters (i) a decree or order for relief in respect of any Loan Party or any of Mutual Risk's Material Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law or
(ii) a decree or order (A) adjudging any Loan Party or any of Mutual Risk's Material Subsidiaries bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, any Loan Party or any of Mutual Risk's Material Subsidiaries under any Bankruptcy Law, or (C) appointing a Custodian of any Loan Party or any of Mutual Risk's Material Subsidiaries or of any substantial part of the Property of such Loan Party or such Material Subsidiary or (D) ordering the winding-up or liquidation of the affairs of any Loan Party or any of Mutual Risk's Material Subsidiaries, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of thirty (30) consecutive calendar days.

     (j) (i) Any Loan Party or any of Mutual Risk's Material Subsidiaries commences a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) any Loan Party or any of Mutual Risk's Material Subsidiaries consents to the entry of a decree or order for relief in respect of such Loan Party or such Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against such Loan Party or such Material Subsidiary; or (iii) any Loan Party or any of Mutual Risk's Material Subsidiaries files a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or (iv) any Loan Party or any of Mutual Risk's Material Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a Custodian of such Loan Party or such Material Subsidiary or of any substantial part of the Property of such Loan Party or such Material Subsidiary; or (v) any Loan Party or any of Mutual Risk's Material Subsidiaries makes an assignment for the benefit of creditors; or (vi) any Loan Party or any of Mutual Risk's Material Subsidiaries admits in writing its inability to pay its debts generally as they become due; or (vii) the stockholders of any Loan Party or any of Mutual Risk's Material Subsidiaries approve any plan or proposal for the liquidation or dissolution of such Loan Party or such Material Subsidiary; or (viii) any Loan Party or any of Mutual Risk's Material Subsidiaries takes corporate action in furtherance of any such action.


                                       38
                                                                Credit Agreement

     (k) Any judgment or decree for the payment of money involving a liability (to the extent not covered by independent third-party insurance as to which the insurer has not denied coverage) in excess of $5,000,000 or its foreign currency equivalent at the time is entered against Mutual Risk or any of its Subsidiaries and is not discharged, waived or the execution thereof stayed within thirty (30) days after such entry.

     (1) Any insurance license or other authorization or permit necessary for the conduct by any Insurance Company Subsidiary of its business is revoked or withdrawn or otherwise fails to be in full force and effect, which failure, revocation or withdrawal, in the judgment of the Administrative Agent or the Required Lenders has a Material Adverse Effect.

     (m) Mutual Risk fails to be the beneficial owner at all times, directly or indirectly, of all of the outstanding Capital Stock of the Mutual Group.

     (n)  A Change of Control occurs.

     (o) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction of the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

     SECTION 7.2 Default Remedies. (a) If any Event of Default shall occur and be continuing, the Administrative Agent shall, upon the request of Required Lenders, by notice to the Borrowers, (a) declare the obligations of each Lender hereunder to be terminated, whereupon such obligations shall terminate, and (b) declare all amounts payable hereunder by the Borrowers that would otherwise be due after the date of such termination to be immediately due and payable, whereupon all such amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Borrowers and the Guarantors; provided, however, that if any event of any kind referred to in paragraphs (i) or (j) of Section
7.1 occurs with respect to any Loan Party, the obligations of each Lender hereunder shall immediately terminate, and all amounts payable hereunder by the Borrowers that would otherwise be due after the occurrence of such event shall become immediately due and payable without any such notice or other matter waived by the Borrowers and the Guarantors in this Section 7.2.

     (b) The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

                                   SECTION 8.

                            THE ADMINISTRATIVE AGENT

     SECTION 8.1 Appointment. Each Lender hereby irrevocably designates and appoints Bank of America, N.A. as Administrative Agent of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes Bank of America, N.A. as the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are


                                       39
                                                                Credit Agreement
reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 8. Without limitation to the foregoing, subject to the provisions of this Section 8, the Administrative Agent shall take, or refrain from taking, such action hereunder as shall be reasonably directed by the Required Lenders (or all Lenders to the extent required by Section 10.6); provided that, as between the Administrative Agent and the Lenders unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as it shall deem advisable in the best interests of the Lenders. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 8 are solely for the benefit of the Administrative Agent and the Lenders, and neither Mutual Risk nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for Mutual Risk or any of its Subsidiaries.

     SECTION 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.3.

     SECTION 8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Mutual Risk, any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of Mutual Risk, any of its Subsidiaries or any of their respective officers to perform its or their obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of Mutual Risk or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectiblity or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of Mutual Risk or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or to the existence or possible existence of any Default or Event of Default.

                                       40
                                                                Credit Agreement

     SECTION 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to Mutual Risk or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Administrative Agent and the Lenders, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or all Lenders to the extent required by Section 10.6), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     SECTION 8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has actually received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

     SECTION 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Mutual Risk or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Mutual Risk and its Subsidiaries and made its own decision to make Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Mutual Risk and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Mutual Risk or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in their capacity as such ratably according to their respective percentages as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on,

                                       41
                                                                Credit Agreement
incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided, that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this
Section 8.7 shall survive the payment in full of all Obligations.

     SECTION 8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Mutual Risk and its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans to be made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity as Lender.

     SECTION 8.9 Resignation of the Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders and Mutual Risk. Upon the resignation of the Administrative Agent, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent which is a bank or a trust company for the Lenders subject to prior approval by Mutual Risk (such approval not to be unreasonably withheld or delayed or required if an Event of Default exists), whereupon such successor agent shall succeed to the rights, powers and duties of such Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as an Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. If the Required Lenders fail to appoint a successor Administrative Agent pursuant to the provisions of the preceding sentence, the resigning Administrative Agent shall designate one of the Lenders as successor Administrative Agent. After the resignation of an Administrative Agent hereunder, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     SECTION 8.10 Other Agents. None of the Lenders (other than Bank of America, N.A.) identified on the cover page of this Agreement as having a title or role other than as a Lender shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender.


                                       42
                                                                Credit Agreement

                                   SECTION 9.

                                    GUARANTEE

     SECTION 9.1 Unconditional Guarantee. Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee") to each of the Lenders and to the Administrative Agent and their respective successors and assigns that (i) the principal of and interest on each Loan not borrowed by it in its capacity as a Borrower will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of each such Loan and all other obligations of the other Borrower to the Lenders or the Administrative Agent hereunder or under the Notes (including, without limitation, for any reimbursements, fees, expenses, indemnities or otherwise) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any such Loan or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Each Guarantor hereby guarantees that the Obligations will be paid or performed, as applicable, strictly in accordance with the terms of the Loan Documents, regardless of the value, genuineness, validity, regularity or enforceability of the Obligations, and of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The liability of each Guarantor to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by each Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the other Guarantor or otherwise, whether based upon any obligations or any other agreement or otherwise, and howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct, negligence or otherwise, and, without limiting the foregoing, irrespective of : any lack of validity, legality or enforceability of any agreement or instrument relating to the Obligations, any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment to or waiver of or consent to any departure from any other agreement relating to any Obligations; any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the Indebtedness; any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Borrower or a Guarantor in respect of the Obligations; the absence of any action on the part of the Lenders to obtain payment of the Obligations from a Borrower; any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of a Borrower, including, without limitation, rejection of the Obligations in such bankruptcy; the assignment of the Credit Agreement by the Lenders or a Borrower; or the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against a Guarantor, whether hereunder, under any Obligations or any agreement or any indulgence, compromise or extension granted. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of a Borrower, any right to require a proceeding first against a Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in each Note, this Agreement and in this Guarantee. If any Lender or the Administrative Agent are required by any court or otherwise to return to a Borrower, a Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to a Borrower or a Guarantor, any amount paid by a Borrower or a Guarantor to the Administrative Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees




                                       43
                                                                Credit Agreement
that, as between such Guarantor, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in
Section 7, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

     SECTION 9.2 Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 9.3 Limitation of Guarantor's Liability '. Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by a Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

     SECTION 9.4 Waiver of Stay, Extension or Usury Laws. Each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   SECTION 10

                                  MISCELLANEOUS

     SECTION 10.1 Representation of the Lenders. Each Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make Loans hereunder for its own account or the account of its Affiliates in the ordinary course of such business.

     SECTION 10.2 Assignments and Participations. (a) Each Lender shall have the right at any time to assign all or any portion of its Loans or its Commitment in an aggregate amount of not less than $5,000,000 to any Eligible Assignee that is approved by Mutual Risk (so long as no Default or Event of Default exists) and the Administrative Agent, which approvals shall not be unreasonably withheld. In the case of any assignment of all or part of any Loan or any Commitment authorized under this Section 10.2(a), the assignee shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement substantially in the form of Exhibit D hereto; provided, that (i) at such time
Section 2.1 shall be deemed modified to reflect the Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of any Notes evidencing all or any portion of any Loan so assigned, new Notes will be issued, at the Borrowers' expense to such new Lender and to the assigning Lender (if requested by




                                       44
                                                                Credit Agreement

them), such new Notes to be in conformity with the requirements of Section 2.4 (with appropriate modifications), and (iii) the Administrative Agent shall receive at the time of each such assignment, from the assignor or assignee Lender, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 10.2(a), the assignor Lender shall be relieved of its obligations hereunder with respect to its assigned Loans or Commitment, and the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as a Lender with respect to such Loans or Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 10.2(a) to an Eligible Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, such Eligible Assignee shall provide to Mutual Risk and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 10.2(c)(ii) Certificate) described in Section 10.2(c) and to the Administrative Agent an Administrative Questionnaire.

     (b) Each Lender shall have the right to grant participations to one or more other banks or other financial institutions (including another Lender) in all or any portion of its Commitment and/or Loans; provided however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other financial institution shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for purposes of Sections 2.9 and 2.10 (but only to the extent that the cost of such benefits to the applicable Borrower does not exceed the cost which such Borrower would have incurred in respect of such Lender absent the participation) and for purposes of Sections 10.05 and 10.17(b), (iv) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent (as between the assigning Lender and such participant) to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant or any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant. Any Lender that sells a participation to any Person shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.2(c) as if such Person were a Lender and provide that the Administrative Agent and the Borrowers shall be third party beneficiaries of such covenant.

     (c) Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.2(a) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Mutual Risk and the Administrative Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN Parts I and II (or predecessor or successor forms) including such Lender's U.S. taxpayer identification number and certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN Parts I and II (or predecessor or successor forms) pursuant to clause (i) above, (X) a certificate substantially in the form of Exhibit E hereto (a "Section 10.2(c)(ii) Certificate") stating that such Lender is not a "bank" within the meaning of


                                       45
                                                                Credit Agreement

Section 881(c)(3)(A) of the Code and (Y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN Part I only (or predecessor or successor form) certifying to such Lender's entitlement to complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Mutual Risk and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or predecessor or successor forms, or a Section 10.2(c)(ii) Certificate and Form W-8BEN Part I only (or predecessor or successor form), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Mutual Risk and the Administrative Agent of its inability to deliver any such form or certificate; provided, however, that such Lender shall not be obligated to complete and deliver any form requiring disclosure of information or statements that it considers to be confidential or otherwise disadvantageous to disclose. Subject to the immediately succeeding sentence, and notwithstanding Section 2.9, the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to Mutual Risk U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 10.2(c), each Borrower agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement in any applicable Law or treaty, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

     SECTION 10.3 Costs and Expense's. Whether or not the transactions contemplated hereby shall be consummated, the Loan Parties, jointly and severally, agree to pay on demand (i) all reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Loan Parties (including without limitation any opinions requested by the Lenders as to any legal matters arising hereunder), and of the Loan Parties' performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of Haynes and Boone, LLP, counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and administration of the Loan Documents, and any amendments, modifications and waivers thereto and consents to departures from the terms thereof, and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by the Lenders or the Administrative Agent in enforcing any Obligations of or in collecting any payments due from the Loan Parties hereunder or under any Notes by reason of such Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon, any collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

     SECTION 10.4 Indemnity. In addition to the payment of expenses pursuant to
Section 10.3, whether or not the transactions contemplated hereby shall be consummated, the Loan Parties, jointly and



                                       46
                                                                Credit Agreement
severally, agree to indemnify, pay and hold each of the Lenders and the Administrative Agent, and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents or the Lenders' agreements to make Loans or the use or intended use of any of the proceeds of the Loans hereunder or the breach of any representation, warranty or covenant in this Agreement (the "Indemnified Liabilities"), provided, that the Loan Parties shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent such liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Loan Parties shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     SECTION 10.5 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and the Administrative Agent is hereby authorized by each Loan Party at any time or from time to time, without notice to such Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person to or for the credit or the account of such Loan Party against and on account of the obligations and liabilities of such Loan Party to such Person under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person shall have made any demand hereunder or (b) such Person shall have declared the principal of or the interest on its portion of any Loan to be immediately due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     SECTION 10.6 Amendments and Waivers. No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes or the Guarantee, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the prior written concurrence of such Loan Party and the Required Lenders, and, upon the request of the Administrative Agent or the Required Lenders, the receipt of a written opinion of counsel of such Loan Party addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of any Contract of such Loan Party in respect of Indebtedness for money borrowed or other material agreement of such Loan Party otherwise known to such counsel after reasonable inquiry; provided, that, without the prior written consent of each Lender affected thereby, an amendment, modification, termination or waiver of this Agreement, any Note or the Guarantee or consent to departure from a term or provision hereof or thereof may not: (i) increase or extend the Commitment of such Lender, except as contemplated hereby, or increase the Total Commitment to an amount in excess of $210,000,000; (ii) reduce the principal amount of any Loan; (iii) reduce the rate of or extend the time for payment of principal or


                                       47
                                                                Credit Agreement
interest on any Loan; (iv) make any Loan payable in money other than that stated herein; (v) make any change to this Section 10.6 or of the definition of Required Lenders or the number or percentage of the Lenders that is required to take any action hereunder; (vi) reduce the rate of or extend the time for payment of fees or other compensation payable to the Lenders hereunder; or (vii) release a Guarantor from the Guarantee; and provided, further, that without the consent of the Administrative Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of
Section 8 as the same applies to the Administrative Agent or any other provision of this Agreement as it relates to the rights or obligations of the Administrative Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any further notice or demand in similar or other circumstances.

     SECTION 10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     SECTION 10.8 Entirety. The Loan Documents (and, as between the Borrowers and the Administrative Agent, the Fee Letter) embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     SECTION 10.9 Notices. Unless otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided, that notices to the Administrative Agent pursuant to
Section 2 shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be set forth under each party's name on the signature pages hereto or on the applicable Administrative Questionnaire.

     SECTION 10.10 Survival of Warranties and Certain Agreement. (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

     (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of any Loan Party set forth in Sections 2.9, 2.10, 10.3, 10.4, 10.11, 10.14, 10.15, 10.18, and 10.19 shall survive the payment of and the termination of this Agreement.

     SECTION 10.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder, under the Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights

                                       48
                                                                Credit Agreement
and remedies existing under this Agreement, under the Guarantee or under the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

     SECTION 10.12 Severability. In case any provision in or obligation under this Agreement, under the Guarantee or under the Notes shall be invalid, illegal or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out intentions of the parties hereto as nearly as may be possible. The invalidity, illegality or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.13 Headings. Section and Sub-section headings in this Agreement are included herein for convenience of reference only, and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     SECTION 10.14 Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial.

     (a) THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH AGREES THAT THOSE COURTS SHALL HAVE PERSONAL JURISDICTION OVER EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER AND SUBJECT MATTER JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH LOAN PARTY

                                       49
                                                                Credit Agreement

IRREVOCABLY APPOINTS CORPORATION SERVICE COMPANY, 80 STATE STREET, ALBANY, NEW YORK 12207-2543, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS ADDRESS SPECIFIED HEREIN, OR BY ANY OTHER MEANS PERMITTED BY THE LAWS OF THE STATE OF NEW YORK. EACH LOAN PARTY IRREVOCABLY WAIVES ALL IMMUNITY (WHETHER ON THE BASIS OF SOVEREIGNTY OR OTHERWISE) FROM JURISDICTION, ATTACHMENT (BOTH BEFORE AND AFTER JUDGMENT) AND EXECUTION TO WHICH IT MIGHT BE ENTITLED IN ANY SUCH LEGAL ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION.

     (c) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION 10.15 Successors and Assign. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Loan Parties' rights or obligations under the Loan Documents may not be assigned without the prior express written consent of each of the Lenders and any such assignment without such consent shall be null and void.

     SECTION 10.16 Counterparts: Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     SECTION 10.17 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment of any interest or principal of the Loans from or on behalf of a Borrower or a Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the ratable payment of the Obligations held by the Lenders and which is ratably more than the amount received by any other Lender, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrowers to such other Lenders in such amount as shall result in a ratable sharing by all of the Lenders in such amount; provided, that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                                       50
                                                                Credit Agreement

     SECTION 10.18 Waiver of Stay, Extension or Usury Laws. The Loan Parties covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law that would prohibit or forgive the Loan Parties from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Loan Parties hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent and the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 10.19 Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by a Loan Party in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by the Loan Parties that (i) in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loan or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall notify Mutual Risk of any request by any government agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and
(ii) a Lender may share with any of its Affiliates, and such Affiliates may share with any Lender, any information related to the Loan Parties or any of their Affiliates (including information relating to creditworthiness); and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Loan Parties or any of their Affiliates. In connection with any sales, assignments or transfers referred to in Section 10.2(a), a Lender shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to Mutual Risk, that such parties will comply with this Section 10.19.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]



                                       51
                                                                Credit Agreement

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              BORROWER AND GUARANTOR:

                              MUTUAL RISK MANAGEMENT LTD.


                              By /s/ James C. Holly
                                 -------------------------
                                    Name: James C. Holly
                                         --------------------
                                           Senior Vice President
                                    Title: and Chief Financial Officer
                                           ---------------------------


                              Notice Address

                              44 Church Street
                              P.O. Box HM 2064
                              Hamilton, HM HX, Bermuda

                              Attention: Richard O'Brien

                              Telephone: (441) 295-5688
                              Telecopy: (441) 292-1867


                       Signature Page to Credit Agreement
                       Among Mutual Risk Management Ltd.,
                  Mutual Group, Ltd., the Lenders Party Thereto
               and Bank of America, N.A., as Administrative Agent

                              BORROWER AND GUARANTOR:

                              MUTUAL GROUP, LTD.

                              By /s/ James C. Holly
                                 -------------------------
                                    Name: James C. Holly
                                         --------------------
                                           Senior Vice President
                                    Title: and Chief Financial Officer
                                           ---------------------------
                              Notice Address

                              One Logan Square
                              Suite 1400
                              P.O. Box 59239
                              Philadelphia, PA 19103

                              Attention:  Andrew Walsh

                              Telephone:  215-963-1240
                              Telecopy:  215-963-1210

                       Signature Page to Credit Agreement
                       Among Mutual Risk Management Ltd.,
                  Mutual Group, Ltd., the Lenders Party Thereto
               and Bank of America, N.A., as Administrative Agent

                              ADMINISTRATIVE AGENT:

                              BANK OF AMERICA, N.A., as Administrative Agent

                              By /s/ D. Keith Thompson
                                 -------------------------
                                    Name: D. Keith Thompson
                                         --------------------
                                    Title: Principal
                                          -------------------

                              Notice Address:

                              901 Main Street, 66th Floor
                              Dallas, Texas 75202

                              Attention:  Keith Thompson

                              Telephone:  214-209-0611
                              Telecopy:  214-209-3742

                       Signature Page to Credit Agreement
                       Among Mutual Risk Management Ltd.,
                  Mutual Group, Ltd., the Lenders Party Thereto
               and Bank of America, N.A., as Administrative Agent

COMMITMENTS:                  LENDERS:

$75,000,000                   BANK OF AMERICA, N.A.

                              By /s/ D. Keith Thompson
                                -------------------------
                                    Name: D. Keith Thompson
                                         --------------------
                                    Title: Principal
                                          -------------------


                              Notice Address:

                              901 Main Street, 66th Floor
                              Dallas, Texas 75202

                              Attention:  Keith Thompson

                              Telephone:  214-209-0611
                              Telecopy:  214-209-3742



                       Signature Page to Credit Agreement
                       Among Mutual Risk Management Ltd.,
                  Mutual Group, Ltd., the Lenders Party Thereto
               and Bank of America, N.A., as Administrative Agent

$50,000,000                   FLEET NATIONAL BANK

                              By   /s/ Anson T. Harris
                                   -------------------------
                                    Name: Anson T. Harris
                                         --------------------
                                    Title: Director
                                          -------------------


                              Notice Address:

                              777 Main Street
                              Hartford, Connecticut 06115

                              Attention:  Laura McDonough

                              Telephone:  860-986-5769
                              Telecopy:  860-986-1094


                       Signature Page to Credit Agreement
                       Among Mutual Risk Management Ltd.,
                  Mutual Group, Ltd., the Lenders Party Thereto
               and Bank of America, N.A., as Administrative Agent

$35,000,000                   FIRST UNION NATIONAL BANK


                              By    /s/ Thomas L. Stitchberry
                                    -------------------------
                                    Name: Thomas L. Stitchberry
                                         ----------------------
                                    Title: Senior Vice President
                                          ----------------------

                              Notice Address:

                              1339 Chestnut Street
                              3rd Floor, PA4819
                              Philadelphia, Pennsylvania 19107

                              Attention:  Mary Albanese

                              Telephone:  215-973-8174
                              Telecopy:  215-973-7185

                       Signature Page to Credit Agreement
                       Among Mutual Risk Management Ltd.,
                  Mutual Group, Ltd., the Lenders Party Thereto
               and Bank of America, N.A., as Administrative Agent

$20,000,000                   NATIONAL WESTMINSTER BANK PLC

                              By    /s/ David E.J. Curtis
                                    -------------------------
                                    Name: David E.J. Curtis
                                         --------------------
                                    Title: Corporate Director
                                          -------------------

                              Notice Address:

                              NatWest Global Financial Markets
                              Kings Cross House
                              200 Pentonville Road
                              London NI 9HT

                              Attention:

                              Telephone:  (020) 7239-8042
                              Telecopy:  (020) 7239-8257

                       Signature Page to Credit Agreement
                       Among Mutual Risk Management Ltd.,
                  Mutual Group, Ltd., the Lenders Party Thereto
               and Bank of America, N.A., as Administrative Agent

                                 PRICING SCHEDULE

Each of "Eurodollar Margin," "Commitment Fee Rate" and "Utilization Fee Rate" means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" (and, in the case of the Utilization Fee Rate, the utilization of the Commitments) that applies at such date:


                                              Level I     Level II     Level III    Level IV     Level V
Eurodollar Margin                                 .50%        .75%        .95%        1.15%       1.50%
Commitment Fee Rate                              .125%        .15%       .175%         .25%       .325%
Utilization Fee Rate when 30% (Less than)         .05%        .10%       .125%        .125%        .15%
 Utilization  (Less than or Equal to) 60%
Utilization Fee Rate when 60% (Less than)
 Utilization                                      .10%        .20%        .25%         .25%        .30%

For purposes of this Schedule, the following terms have the following meanings, subject to the last paragraph of this Schedule:

     "Level I Pricing" applies at any date if, at such date, Mutual Risk is rated A+ or higher by S&P or A1 or higher by Moody's.

     "Level II Pricing" applies at any date if, at such date, (i) Mutual Risk is rated A or higher by S&P or A2 or higher by Moody's and (ii) Level I Pricing does not apply.

     "Level III Pricing" applies at any date if, at such date, (i) Mutual Risk is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

     "Level IV Pricing" applies at any date if, at such date, Mutual Risk is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing or Level III Pricing applies.

     "Level V Pricing" applies at any date if, at such date, no other Pricing Level applies.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, or Level V applies at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned by S&P and Moody's to Mutual Risk as an issuer or to the long-term senior unsecured, non-credit enhanced debt of Mutual Risk. The rating in effect at any date is that in effect at the close of business on such date. In the case of split ratings from S&P or Moody's, the rating to be used to determine which Pricing Level applies is the higher of the two (e.g. BBB/Baa1 results in Level III Pricing); provided that if the split is more than one full rating category, the median rating (or the higher of the two intermediate ratings) will be used (e.g., A+/Baa1 results in Level II Pricing, while A/Baa2 results in Level III Pricing). If the rating system of S&P or Moody's shall change, Mutual Risk and the Administrative Agent shall negotiate in good faith to amend this Pricing Schedule to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of Required Lenders), the pricing shall be determined by reference to the rating most recently in effect prior to such change. If S&P and Moody's no longer rate Mutual Risk as an issuer

                                                                Credit Agreement
or assign ratings to the long-term senior unsecured, non-credit enhanced debt of Mutual Risk, the rating to be used to determine which Pricing Level applies shall be the "financial strength" rating assigned by S&P or Moody's to the Insurance Company Subsidiaries of Mutual Risk, and the issuer rating of Mutual Risk or the rating assigned to the long-term senior unsecured, non-credit enhanced debt of Mutual Risk shall be deemed to be three ratings below the higher of such "financial strength" ratings (subject to the proviso in the second preceding sentence) (e.g., financial strength ratings of A+/ A2 results in Level III Pricing while A+/Baa1 results in Level IV Pricing).

                                                                Credit Agreement

                                  SCHEDULE 3.10


                              LIST OF SUBSIDIARIES(1)

-------------------------------------------------------------------------------
                                                          JURISDICTION OF
             SUBSIDIARY                                    ORGANIZATION
-------------------------------------------------------------------------------
Alpine Meadows                                               Bermuda
-------------------------------------------------------------------------------
Capital Management of Bermuda Ltd.                           Bermuda
-------------------------------------------------------------------------------
Captive Resources, Inc.                                     Delaware
-------------------------------------------------------------------------------
CFM Insurance Managers Ltd.                                  Bermuda
-------------------------------------------------------------------------------
Commonwealth Risk Services, LP                              Delaware
-------------------------------------------------------------------------------
Commonwealth Risk Services (Europe) Limited              United Kingdom
-------------------------------------------------------------------------------
CompFirst, Inc.                                              Georgia
-------------------------------------------------------------------------------
Continental Benefit Company                                  Bermuda
-------------------------------------------------------------------------------
Genesis Holdings                                             Cayman
-------------------------------------------------------------------------------
H&H Reinsurance Brokers, Ltd.                                Bermuda
-------------------------------------------------------------------------------
Hamilton Management Ltd.                                    Wisconsin
-------------------------------------------------------------------------------
Hemisphere Financial Services, LLC                          Delaware
-------------------------------------------------------------------------------
Hemisphere Management Ltd.                                   Bermuda
-------------------------------------------------------------------------------
Hugo Trust Company                                       United Kingdom
-------------------------------------------------------------------------------
Hurst Holme Insurance Company Ltd.                           Bermuda
-------------------------------------------------------------------------------
International Advisory Services, Ltd.                        Bermuda
-------------------------------------------------------------------------------
IPC Mutual Holdings Ltd. (Bermuda)                           Bermuda
-------------------------------------------------------------------------------
Kensington Management Group, Ltd.                            Cayman
-------------------------------------------------------------------------------
Legion Insurance Company                                  Pennsylvania
-------------------------------------------------------------------------------

                                                                Credit Agreement

-------------------------------------------------------------------------------
                                                          JURISDICTION OF
             SUBSIDIARY                                    ORGANIZATION
-------------------------------------------------------------------------------
Legion Financial Corporation                                Missouri
-------------------------------------------------------------------------------
Legion Management Corporation                               Oklahoma
-------------------------------------------------------------------------------
Legion Indemnity Company                                    Illinois
-------------------------------------------------------------------------------
Livery Management, Inc.                                     Delaware
-------------------------------------------------------------------------------
M&A Holdings Ltd.                                            Bermuda
-------------------------------------------------------------------------------
Market Reinsurance Intermediaries, Inc.                    California
-------------------------------------------------------------------------------
MG Financial Ltd.                                           Delaware
-------------------------------------------------------------------------------
MGL Investments, Ltd.                                       Delaware
-------------------------------------------------------------------------------
MRM Reinsurance Brokers                                      Bermuda
-------------------------------------------------------------------------------
MRM Financial Services Limited                               Bermuda
-------------------------------------------------------------------------------
MRM Hancock Limited                                      United Kingdom
-------------------------------------------------------------------------------
MRM Life Ltd.                                                Bermuda
-------------------------------------------------------------------------------
Mutual Finance Ltd.                                          Bermuda
-------------------------------------------------------------------------------
Mutual Group Ltd.                                           Delaware
-------------------------------------------------------------------------------
Mutual Holdings (Bermuda) Ltd.                               Bermuda
-------------------------------------------------------------------------------
Mutual Holdings Ltd.                                        Delaware
-------------------------------------------------------------------------------
Mutual Holdings (U.S.) Ltd.                                 Delaware
-------------------------------------------------------------------------------
Mutual Indemnity (U.S.) Ltd.                                 Bermuda
-------------------------------------------------------------------------------
Mutual Indemnity (Dublin) Ltd.                               Ireland
-------------------------------------------------------------------------------
Mutual Indemnity (Barbados) Ltd.                            Barbados
-------------------------------------------------------------------------------
Mutual Indemnity (Bermuda) Ltd.                              Bermuda
-------------------------------------------------------------------------------
Mutual Indemnity Ltd                                         Bermuda
-------------------------------------------------------------------------------
Mutual Risk Captive Group                                    Bermuda
-------------------------------------------------------------------------------
Mutual Risk Management (Cayman) Ltd.                         Cayman
-------------------------------------------------------------------------------
Mutual Risk Management (Barbados) Ltd.                      Barbados
-------------------------------------------------------------------------------

                                                                Credit Agreement

-------------------------------------------------------------------------------
                                                          JURISDICTION OF
             SUBSIDIARY                                    ORGANIZATION
-------------------------------------------------------------------------------

Mutual Risk Management (Holdings) Ltd.                       Bermuda
-------------------------------------------------------------------------------
Park International Limited                                   Bermuda
-------------------------------------------------------------------------------
Premium Securities                                           Bermuda
-------------------------------------------------------------------------------
Premium Securities (Bermuda) Ltd.                            Bermuda
-------------------------------------------------------------------------------
Professional Underwriters Corp                              Delaware
-------------------------------------------------------------------------------
PUC Midwest Acquisition Corp                                Delaware
-------------------------------------------------------------------------------
Renaissance Underwriting Managers, Inc.                      Georgia
------------------------------------------------------------------------------
SBU Southeast, Inc.                                         Delaware
-------------------------------------------------------------------------------
Shoreline Mutual Management (Bermuda) Ltd.                   Bermuda
-------------------------------------------------------------------------------
Tremont International Insurance Ltd.                         Cayman
-------------------------------------------------------------------------------
SPDA                                                         Bermuda
-------------------------------------------------------------------------------
Utility Management Insurance Services, Inc.                 Delaware
-------------------------------------------------------------------------------
Villanova Insurance Company                               Pennsylvania
-------------------------------------------------------------------------------
Worksafe, Inc.                                              Delaware
-------------------------------------------------------------------------------

                                                                Credit Agreement

                                 SCHEDULE 6.3

                                 EXISTING LIENS

Charges against the IPC Companies (Mutual Indemnity Ltd., Mutual Indemnity (Bermuda) Ltd., Mutual Indemnity (US) Ltd., Mutual Indemnity (Barbados) Ltd., and Mutual Indemnity (Dublin) Ltd.):

1. Charge over Deposits in favor of The Bank of N.T. Butterfield & Son Limited, dated February 26, 1993.

2. Custodian Accounts Charge in favor of The Bank of N.T. Butterfield & Son Limited as fiscal and collateral agent etc., dated November 1, 1996.


                                                                Credit Agreement

                                 SCHEDULE 6.4

                              EXISTING INDEBTEDNESS


-----------------------------------------------------------------------
                                                     Amount at 6/30/00
-----------------------------------------------------------------------
1.  Indebtedness under the Existing Credit                 $217,000,000
     Agreement
-----------------------------------------------------------------------
2.  Convertible Securities                                   13,323,008
-----------------------------------------------------------------------

3.  Other Loans Payable                                       3,796,048
-----------------------------------------------------------------------


                                                                Credit Agreement

                                   EXHIBIT A

                                 FORM OF NOTE

                              [NAME OF BORROWER]
                                PROMISSORY NOTE

$_____________                                                            [DATE]

     FOR VALUE RECEIVED, [NAME OF BORROWER], a _______ (the "Company"), promises to pay to the order of ___________________ (the "Lender"), on the Maturity Date, the principal amount of ________________ Dollars($____________), or so much thereof as may be advanced by the Lender to the Company pursuant to the hereinafter described Credit Agreement.

     The Company also promises to pay interest on the unpaid principal amount hereof from the date advanced until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement dated as of September 21, 2000, as the same may at any time be amended, modified or supplemented and in effect (the "Credit Agreement"), among the Company, [Name of other Loan Party], the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

     This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are to be made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The Lender is hereby authorized to endorse on the schedule attached to this Note (or on a continuation of any such schedule attached to this Note and made a part hereof) an appropriate notation evidencing the date and amount of each Loan, and each payment of principal made hereon, which schedule shall constitute prima facie evidence of the accuracy of the information contained therein. The failure of the Lender to make a notation on the schedule to this Note as aforesaid or the making of an incorrect notation by the Lender shall not affect the obligations of the Company hereunder or under the Credit Agreement or any other Loan Document in any respect.

     This Note is subject to prepayment at the option of the Company as provided in subsection 2.12(b) of the Credit Agreement.

     The full payment of this Note shall be guaranteed by [Name of other Loan Party], pursuant to Section 9 of the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                                                                       Exhibit A

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Pursuant to the provisions of the Credit Agreement, the Company promises to pay, after the occurrence of an Event of Default, all costs and expenses incurred by the Lender or the Administrative Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or in connection with any refinancing or restructuring of the credit arrangements provided in the Credit Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

     The Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                              [NAME OF BORROWER]


                              By:_______________________________________________
                                    Name:_______________________________________

                                       2                               Exhibit A

                             TRANSACTIONS ON NOTE

  Date       Amount of Loan    Amount of Principal    Amount of Interest       Notation Made By
                                  Paid This Date       Paid Through This
                                                             Date
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

                                       3                               Exhibit A

                                  EXHIBIT B-1

                          FORM OF NOTICE OF BORROWING

[DATE]

Bank of America, N.A.,
as Administrative Agent
901 Main Street, 66th Floor
Dallas, Texas 75202

Attention: Keith Thompson

Ladies and Gentlemen:

     The undersigned, [Name of Borrower] (the "Borrower") refers to the Credit Agreement dated as of September 21, 2000, as amended, supplemented or restated from time to time (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among the Borrowers, the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, and hereby gives you notice pursuant to Section 2.2(a) of the Credit Agreement that the Borrower wishes to borrow under Section 2.1 of the Credit Agreement and, in that connection, sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit
Agreement:

          (i)   The date of the Proposed Borrowing, being a Business Day, is
                _______________.
          (ii) The aggregate amount of the Proposed Borrowing is $______________.
          (iii) The Proposed Borrowing is to be a ________ [Eurodollar Rate or Base Rate] Loan.
          (iv) If a Eurodollar Rate Loan, the Proposed Borrowing is to have an initial Interest Period of ________ months.
          (v) The Borrower wishes the proceeds of the Proposed Borrowing to be credit to the following account:
                    Bank:__________________________
                    Account Number:________________
          (vi) The conditions precedent set forth in the Credit Agreement to the Proposed Borrowing will be satisfied on the date thereof.


                              Yours truly,

                              [NAME OF BORROWER]

                              By:_______________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                                     Exhibit B-1

                                  EXHIBIT B-2

                   FORM OF NOTICE OF CONTINUATION/CONVERSION

                                    [Date]

Bank of America, N.A., as Administrative Agent
901 Main Street, 66th Floor
Dallas, Texas 75202

Attention:  Keith Thompson

Ladies and Gentlemen:

The undersigned, [Name of Borrower] (the "Borrower") refers to the Credit Agreement dated as of September 21, 2000, as amended, supplemented or restated from time to time (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among the Borrowers, the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, and hereby gives you notice pursuant to Section 2.7(d) of the Credit Agreement that the Borrower wishes to continue a Eurodollar Rate Loan for a new Interest Period or convert a Loan to a Eurodollar Rate Loan or a Base Rate Loan and, in that connection, sets forth the information below related to such continuation or conversion:

If a continuation of a Eurodollar Rate Loan:

     (i)   Amount of Eurodollar Rate Loan to be continued: $____________

     (ii)  New Interest Period: _____ months

If a conversion of a Loan to a Eurodollar Rate Loan or a Base Rate Loan:

     (i) Type of Loan to be converted: ______________________ (Eurodollar Rate or Base Rate)

     (ii)  Amount of Loan to be converted: $____________________

     (iii) Loan to be converted to: ___________________________ (Eurodollar Rate or Base Rate)

     (iv)  Interest Period for Eurodollar Rate Loan: _____ months

Yours truly,

[NAME OF BORROWER]

By   ---------------------------
     Name:______________________
     Title:_____________________

                                                                     Exhibit B-2

                                 EXHIBIT C- 1

                FORM OF LEGAL OPINION OF MAYER, BROWN & PLATT,
                       U.S. COUNSEL TO THE LOAN PARTIES



                               September__, 2000


To the Agent and each of the Lenders party to the Credit Agreement referred to below
c/o Bank of America, N.A.
901 Main Street, 66th Floor
Dallas, Texas 75202

Ladies and Gentlemen:

     We have acted as special U.S. counsel to (i) Mutual Risk Management Ltd., a company organized under the laws of Bermuda ("Mutual Risk") and (ii) Mutual Group, Ltd., a Delaware corporation ("Mutual Group"; together with Mutual Risk, each a "Party" and, collectively, the "Parties"), in connection with the Credit Agreement dated as of September __, 2000 (the "Credit Agreement") among the Parties, as Borrowers and Guarantors, the Lenders party thereto and Bank of America, N.A., as agent for the Lenders (the "Agent"). Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Subject Credit Documents identified in Schedule 1 hereto (the "Subject Credit Documents") and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact we have relied solely and without independent investigation upon representations and certificates of officers of each Party, public officials and other appropriate persons.

     For purposes of this opinion the term "Applicable Laws" means those laws, rules and regulations of the State of New York and general corporate law of the State of Delaware and the United States of America which in our experience are normally applicable to transactions of the type contemplated by the Subject Credit Documents.
                                                                     Exhibit C-1

     In rendering our opinions set forth below, we have assumed that the parties to the Subject Credit Documents will carry out their respective obligations under the Subject Credit Documents in accordance with the terms of the Subject Credit Documents. In rendering the following opinions, we have further assumed, without independent investigation or verification but with your permission, that:

     (a) All Subject Credit Documents and other items submitted to us as originals are authentic and the signatures of the individuals signing all documents in connection with which this opinion is rendered are genuine and such individuals have full legal capacity to sign such Subject Credit Documents and other items.

     (b) All of the parties to the Subject Credit Documents (other than Mutual Group) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the full corporate power to enter into such Subject Credit Documents.

     (c) The execution, delivery and performance of the Subject Credit Documents have been duly authorized by all necessary corporate action and other proceedings on the part of all parties thereto (other than Mutual Group). The Subject Credit Documents have been duly executed and delivered by all parties thereto, except that no such assumption is made with respect to the execution and delivery of the Subject Credit Documents by each Party under the laws of the State of New York and the United States of America, and constitute the valid and binding obligations of the parties thereto (other than each Party), enforceable against such parties (other than each Party) in accordance with their respective terms.

     (d) The execution, delivery and performance of the Subject Credit Documents do not violate the certificate of incorporation or by-laws or other organizational documents of any party thereto (other than Mutual Group) or contravene or result in a default under any contract, court order or decree to which any such party thereto is a party or by which any such party is bound or the laws, rules or regulations of any relevant jurisdiction (other than the State of New York, the United States of America and the general corporate law of the State of Delaware) applicable to each party; and no consent, license, authorization, registration or filing with, or approval or permit of, any governmental authority, agency or instrumentality of any relevant jurisdiction (other than the State of New York, the United States of America and pursuant to the general corporate law of the State of Delaware) is required in connection with the execution, delivery or performance of the Subject Credit Documents by any such party.

     (e) The Agent and the Lenders will seek to enforce their respective rights under the Subject Credit Documents only in good faith and in a commercially reasonable manner.

     (f) There are no agreements, course of prior dealing or other arrangements between any of the parties that would alter the agreements set forth in the Subject Credit Documents.

     (g) There has not been any fraud, duress, undue influence or material mistake of fact in connection with the transactions contemplated by the Subject Credit Documents.

     Based upon the foregoing, we are of the opinion that:

     1. Mutual Group (i) is validly existing and in good standing under the laws of the State of Delaware and (ii) has the power and authority to own and operate its properties and to conduct its business and to execute, deliver and perform its obligations under the Subject Credit Documents.

                                       2                             Exhibit C-1

     2. Mutual Group has taken all necessary corporate action to authorize the Subject Credit Documents to which it is party, the execution and delivery of the Subject Credit Documents and all other documents to be executed and delivered by it in connection therewith and the performance of its obligations under the Subject Credit Documents.

     3. The execution and delivery of the Subject Credit Documents by Mutual Group, the performance by Mutual Group of its obligations thereunder, and the consummation of the transactions contemplated therein do not result in a breach or violation of any the terms and provisions of the charter or by-laws of Mutual Group.

     4. Mutual Group has the power to submit, and pursuant to the Credit Agreement and the Notes has legally, validly and effectively submitted, to the jurisdiction of the courts of the State of New York and of the United States for the Southern District of New York (subject to our qualification in A (iii) below) in respect of any action or proceeding relating in any way to the Credit Agreement or the Notes.

     5. Each Subject Credit Document has been duly executed and delivered by each Party under the laws of the State of New York. Each Subject Credit Document that is stated to be governed by New York law constitutes the legal, valid and binding obligation of each Party party thereto, enforceable in accordance with its terms.

     6. The execution and delivery of the Subject Credit Documents by each Party party thereto, and the performance by each Party of its respective obligations thereunder (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the State of New York, the general corporate laws of the State of Delaware or the United States insofar as Applicable Laws are concerned and (b) do not result in a breach or violation of any Applicable Laws.

     7. None of the transactions contemplated in the Subject Credit Documents (including, without limitation, the making and guarantee of any Loans and the use of the proceeds thereof) will violate or be inconsistent with Section 7 of the Securities Exchange Act of 1934, as amended (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended).

     8. Neither Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     9. Neither Party is a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The foregoing opinions are subject to the following additional qualifications:

     A. We express no opinion as to the enforceability of (i) any provision of the Subject Credit Documents purporting to waive illegality as a defense to the performance of contract obligations; (ii) any provision of the Subject Credit Documents purporting to waive notice; (iii) any provision of the Subject Credit Documents purporting to waive any right to a trial by jury or waiving the right to object to venue or the defense of forum non conveniens in any action in any United States Federal Court sitting in the State of

                                       3                             Exhibit C-1

New York or as to subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based in diversity of citizenship under 28 U.S.C. (S)1332 does not exist; (iv) any provision of the Subject Credit Documents purporting to irrevocably appoint any Person as attorney-in-fact for a Party; (v) the choice of law provisions contained in any Subject Credit Document purporting to be governed by New York law in any court other than a court of the State of New York; (vi) provisions of any Subject Credit Document providing for severability of the provisions thereto; (vii) provisions purporting to waive defenses, rights or remedies which, as a matter of law, cannot be waived;
(viii) provisions which provide that any Subject Credit Document can only be amended, modified or waived in writing; (ix) provisions restricting access to legal or equitable remedies or purporting to establish evidentiary standards;
(x) provisions stating that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to any or more remedies; or (xi) any provision of the Subject Credit Documents purporting to authorize a right of set-off unless there is mutuality of obligations.

     B. Our opinions are rendered in reliance upon the opinions dated of even date herewith of (i) Richard O'Brien, General Counsel of the Parties and (ii) Conyers, Dill & Pearman, Bermuda Counsel for Mutual Risk (to the extent that such opinions do not relate to the laws of the State of New York or the United States of America or the general corporate laws of the State of Delaware) and are subject to all of the qualifications and assumptions contained in such opinions.

     C. We express no opinion as to compliance by any party to the Subject Credit Documents, other than the Parties, with any state or Federal laws or regulations applicable to the transactions contemplated by the Subject Credit Documents because of the nature of such party's business.

     D. Our opinion in paragraph 1 is subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium, liquidation, readjustment of debt, or other laws relating to or affecting creditors' rights and remedies generally. In addition, our opinion in paragraph 1 is subject to
(i) general principles of equity (including without limitation concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, in the discretion of the court before which any such proceeding therefor may be brought, and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against certain liabilities. Further, certain rights, remedies and waivers contained in the provisions of the Subject Credit Documents may also be ineffective under, or limited by, Applicable Laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, affect the validity of the Subject Credit Documents, and the Subject Credit Documents contain adequate provisions for the practical realization of the rights and benefits intended to be afforded thereby, although we note that the unenforceability of such provisions may result in delays in the enforcement of the rights and remedies of certain parties under certain of the Subject Credit Documents (and we express no opinion as to the economic consequences, if any, of such delays).

     E. We express no opinion with respect to the effect of the law of any jurisdiction other than New York which limits the rate of interest legally chargeable or collectible.

     G. Our opinions in paragraphs 1, 2, 3, 4 and 5 are based solely upon a review of (i) Mutual Group's bylaws, (ii) certified copies of Mutual Group's Certificate of Incorporation, (iii) a Certificate of Good Standing, dated September __, 2000, issued by the Delaware Secretary of State and a telephonic

                                       4                             Exhibit C-1
confirmation from such Secretary of State on the date hereof, and (iv) the Officer's Certificates of Mutual Group delivered pursuant to Section 4.1(a)(5) of the Credit Agreement.

     Our opinions are limited to the specific issues addressed herein and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

     We are members of the Bar of the State of New York and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America and the State of New York and the general corporate laws of the State of Delaware.

     This opinion is being furnished only to the addressees and is solely for their benefit, the benefit of their counsel and the benefit of their assigns. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                    Very truly yours,



                                    MAYER, BROWN & PLATT



MIZ:JTM:meh

                                       5                             Exhibit C-1

                                  SCHEDULE 1

                       List of Subject Credit Documents


Credit Agreement

Notes

                                       6                             Exhibit C-1

                                  EXHIBIT C-2

               FORM OF LEGAL OPINION OF CONYERS DILL & PEARMAN,
                                BERMUDA COUNSEL
                                TO MUTUAL RISK


                                                        September 21, 2000


The Administrative Agent and each of the Lenders parties to the Credit Agreement referred to below
c/o Bank of America, N. A.
901 Main Street, 66th Floor
Dallas, Texas 75202
U S A

Dear Sirs

Mutual Risk Management Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company, an exempted company incorporated under the laws of Bermuda, in connection with the Credit Agreement, dated as of September 21, 2000, (the "Credit Agreement"), by and among the Company, Mutual Group, Ltd, the financial institutions from time to time party to the Credit Agreement, and Bank of America, N.A., as administrative agent for the Lenders ("Agent").

This opinion is delivered to you pursuant to Section 4.1(a)(3)(ii) of the Credit Agreement. The terms "Notes", "Loan Documents", "Lenders" and "Taxes" when used herein shall have the same meanings set forth in the Credit Agreement.

For the purposes of giving this opinion, we have examined an execution version of the Credit Agreement and the Notes. We have also reviewed the memorandum of association and the bye-laws of the Company and minutes of a meeting of the board of directors of the Company held on September 7, 2000 (the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

                                                                     Exhibit C-2

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in substantially the form of that draft, and where a number of drafts of a document have been examined by us, all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Credit Agreement, other than the Company, to enter into and perform their respective obligations under the Credit Agreement, (d) the due execution and delivery of the Credit Agreement by each of the parties thereto, other than the Company, (e) the accuracy and completeness of all factual representations made in the Credit Agreement and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York in the United States of America (the "Foreign Laws") of the Credit Agreement and the Notes which are expressed to be governed by such Foreign Laws in accordance with their respective terms, and (i) that none of the parties to the Loan Documents, other than the Company, carries on or will carry on activities, other than the performance of its obligations under the Loan Documents, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Loan Documents, other than the Company, will perform its obligations under the Loan Documents, as the case may be, in or from within Bermuda.

The obligations of the Company under the Loan Documents (a) will be subject to laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to the statutory limitation of time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available and (d) with respect to Section 2.7(b) of the Credit Agreement, may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent that the obligations under Section 2.7(b) as aforesaid were construed by a Bermuda court to constitute payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts. We express no opinion as to the enforceability of Section
6.12 of the Credit Agreement to the extent that it purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and the benefit of your permitted assignees pursuant to the Credit Agreement and is not to be relied upon by any other person, firm or entity in respect

                                       2                             Exhibit C-2
of any other matter. We assume no duty to you or to your permitted assignees to update or supplement this opinion after the date hereof to reflect any changes in the law and practice in Bermuda, any developments of whatsoever nature that may effect the Company or otherwise.

On the basis of and subject to the foregoing, we are of opinion that:

1. The Company (i) has been duly incorporated and is validly existing under the laws of Bermuda and (ii) has the corporate power and authority to own and operate its properties and to conduct its respective business as set out in its memorandum of association. The Company is in good standing (meaning that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda. The Company is not bound by, or otherwise subject to, the Bermuda Insurance Act 1978.

2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Loan Documents. The execution and delivery of the Loan Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Loan Documents. Each Loan Document (other than the Notes) has been duly executed by or on behalf of the Company and constitutes the legal, valid and binding obligations of the Company in accordance with the terms thereof. The Notes, when duly executed and delivered by the Company, will each constitute the legal, valid and binding obligations of the Company.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Loan Documents.

5. No Loan Document will be subject to Taxes in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Credit Agreement and the Notes.

6. Neither the Lenders nor the Agent are required to be qualified to do business or file any designation for service of process or file any reports in Bermuda or comply with any Bermudian statutory or regulatory rule or requirement solely by reason of the execution,

                                       3                             Exhibit C-2
     delivery and performance of the Credit Agreement and/or the enforcement of their rights thereunder.

7. No Taxes, including, without limitation, documentary, stamp, mortgage, transfer or recording taxes or similar charges, are payable to or in Bermuda on account of the execution, delivery, performance and/or enforcement of the Credit Agreement and the Notes.

8. The choice of the Foreign Laws as the governing law of the Credit Agreement and the Notes is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

9. The Company has the power to submit, and pursuant to the Credit Agreement and the Notes has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the courts of the State of New York and of the United States for the Southern District of New York in respect of any action or proceeding relating to the Credit Agreement or the Notes.

10. Each Loan Document is in an acceptable legal form under the laws of Bermuda for enforcement thereof in Bermuda.

11. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Credit Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment,
     (b) such courts did not contravene the rules of natural justice of Bermuda,
     (c) such judgment was not obtained by fraud, (d) enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of judgment by the courts of Bermuda and (f) due compliance with correct procedures under the laws of Bermuda was observed.

12. The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce any Loan Document in respect of itself or its property.

13. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Loan Documents.


                                       4                             Exhibit C-2

14. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [ ] a.m. on September 20, 2000 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

15. The obligations of the Company under the Credit Agreement and the Notes will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.


                                    Yours faithfully



                                    CONYERS DILL & PEARMAN

                                       5                             Exhibit C-2

                                  EXHIBIT C-3

                FORM OF LEGAL OPINION OF RICHARD O'BRIEN, ESQ.
                        GENERAL COUNSEL TO MUTUAL RISK


September 21, 2000


To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below
c/o Bank of America, N.A.
901 Main Street, 66th Floor
Dallas, Texas 75202

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of (i) Mutual Risk Management Ltd., a company organized under the laws of Bermuda and (ii) Mutual Group, Ltd., a Delaware corporation (each a "Party" and collectively, the "Parties"), in connection with the Credit Agreement, dated as of September 21, 2000 (the "Agreement"), among the Parties, as Borrowers and Guarantors, the financial institutions from time to time party thereto (the "Lenders"), and Bank of America, N.A., as administrative agent for the Lenders (the "Administrative Agent"), and the transactions contemplated thereby. This opinion is delivered to you pursuant to Section 4.1(a)(3)(iii) of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Subject Credit Documents identified in Schedule 1 hereto (the "Subject Credit Documents") and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination I have assumed the genuineness of all signatures (other than as to either Party), the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by me, I have relied, to the extent I deemed appropriate, upon representations and certificates of officers of each Party, public officials and other appropriate persons.

For purposes of this opinion: (i) the term "Applicable Laws" means those laws, rules and regulations of New York and the United States of America and the general corporate law of the State of Delaware which in my experience are normally applicable to transactions of the type contemplated by the Subject Credit Documents; (ii) the term "Applicable Orders" means those orders or decrees of Governmental Authorities of New York and Delaware and of the United States of America by which any Party is bound, the existence of which I have knowledge; and (iii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording, or registration with, any governmental authority pursuant to Applicable Laws.

                                                                     Exhibit C-3

In rendering the opinions set forth below, I have assumed that the parties to the Subject Credit Documents will carry out their respective obligations under the Subject Credit Documents in accordance with the terms of the Subject Credit Documents. In rendering the following opinions, I have further assumed, without independent investigation or verification but with your permission, that:

     (a) All Subject Credit Documents and other items submitted to us as originals are authentic and the signatures of individuals signing all documents in connection with which this opinion is rendered are genuine and such individuals have full legal capacity to sign such Subject Credit Documents and other items.

     (b) All of the parties to the Subject Credit Documents (other than each Party) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the full corporate power to enter into such Subject Credit Documents.

     (c) The execution, delivery and performance of the Subject Credit Documents have been duly authorized by all necessary corporate action and other proceedings on the part of all parties thereto (other than each Party). The Subject Credit Documents have been duly executed and delivered by all parties thereto (other than each Party), constitute the valid and binding obligations of the parties thereto (other than each Party), enforceable against such parties (other than each Party) in accordance with their respective terms.

     (d) The execution, delivery and performance of the Subject Credit Documents do not violate the certificate of incorporation or by-laws or other organizational documents of any party thereto (other than each Party) or contravene or result in a default under any contract, court order or decree to which any such party (other than each Party) thereto is a party or by which any such party (other than each Party) is bound or the laws, rules of regulations of any relevant jurisdiction applicable to each party (other than each Party); and no consent, license, authorization, registration or filing with, or approval or permit of, any governmental authority, agency or instrumentality of any relevant jurisdiction is required in connection with the execution, delivery or performance of the Subject Credit Documents by any such party (other than each Party).

     (e) All parties will act in accordance with, and will refrain from taking any action that is forbidden by, the Subject Credit Documents.

     (f) The Administrative Agent and the Lenders will seek to enforce their respective rights under the Subject Credit Documents only in good faith and in a commercially reasonable manner.

     (g) There are no agreements, course of prior dealing or other arrangements between any of the parties (other than between the Parties) that would alter the agreements set forth in the Subject Credit Documents.

     Based upon the foregoing, I am of the opinion that:

                                       2                             Exhibit C-3

     1. Each Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

     2. Each Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Subject Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Subject Credit Documents to which it is a party.

     3. Neither the execution, delivery or performance by any Party of the Subject Credit Documents to which it is a party, nor compliance by such Party with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any provision of any Applicable Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) or any Applicable Order, (ii) will conflict or be inconsistent with or violate or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement, agreement, contract or other instrument (including the Material Agreements identified on Schedule 3 hereto) to which such Party is a party of which I have actual knowledge or by which it or any of its property or assets are bound or to which it may be subject as specifically identified on Schedule 3 hereto or (iii) will violate any provision of any governing document of such Party.

     4. Except as disclosed in public filings with the SEC, there are no actions, suits or proceedings pending or, to the best of my knowledge after due inquiry, overtly threatened (i) with respect to any Subject Credit Document or
(ii) with respect to any Party (including, without limitation, any indebtedness of any Party), that, after giving effect to expected insurance proceeds and indemnity payments, could have a Material Adverse Effect.

     5. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental (domestic or foreign) or public body or authority, or any subdivision thereof, or any other third party (except as have been made and obtained prior to the date hereof), is required to authorize, or is required in connection with, the
(i) execution, delivery and performance by the Parties of any Subject Credit Document or (ii) legality, validity, binding effect or enforceability of any such Subject Credit Document as against each Party thereto, except for such order, consent, approval, license, authorization, or validation which has been obtained and is in full force and effect on the date hereof.

     6. Each Party has good title to its property free and clear of all liens and other encumbrances except for Permitted Liens, and its obligations under the Credit Agreement rank, and its obligations under the Notes will rank, to the extent unsecured, at least pari passu with all its other unsecured Indebtedness.

     7. Each Party is duly licensed (or is not required to be licensed) as an insurance company in the jurisdictions in which such Party is organized or conducts its business. Each Party is in compliance

                                       3                             Exhibit C-3
with all other insurance laws and regulations of all the jurisdictions in which such Party is organized or conducts its business, including laws that relate to companies that control insurance companies, except where the failure to so comply would not have a Material Adverse Effect. No Party has received any notification from any insurance authority, commission or other insurance regulatory body of any jurisdiction in which it is organized or conducts its business to the effect that such Party is not in compliance with any insurance law or regulation of such jurisdiction, which notification can reasonably be expected to have a material adverse effect on the business of such Party.

     The foregoing opinions are subject to the following additional qualifications:

     A. In connection with the opinions expressed in paragraph 1 above, my opinions are based solely on a review of the latest unofficial compilations available to me of the corporation laws of the jurisdictions involved and certificates of public officials.

     B. My opinions in paragraphs 3 and 5 above are based solely upon Applicable Laws.

     C. Insofar as my opinion expressed herein relates to or is based on the application of the laws of Bermuda, I have relied exclusively upon an opinion dated the date hereof of Conyers, Dill & Pearman, a copy of which has been delivered to you.

My opinions are limited to the specific issues addressed herein and are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, I do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

Conyers, Dill & Pearman, Bermuda counsel for the Parties, and Mayer, Brown & Platt, US counsel for the Parties, may rely on this opinion as if this opinion had been addressed to them.

I am a member of the Bar of the State of New York and I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the State of New York and the United States of America, and the general corporate law of the State of Delaware.

This opinion is being furnished only to the addressees and is solely for their benefit, the benefit of their counsel, and the benefit of their participants and assigns in connection with the Subject Credit Documents. Except as otherwise stated herein, this opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

Very truly yours,


Richard E. O'Brien

                                       4                             Exhibit C-3

                                  SCHEDULE 1

                       List of Subject Credit Documents


Credit Agreement

Notes

                                       5                             Exhibit C-3

                                  SCHEDULE 2

                               Applicable Orders



                                     None.

                                       6                             Exhibit C-3

                                  SCHEDULE 3

                              Material Agreements

Indenture dated as of October 30, 1995 relating to Mutual Risk's Zero Coupon Convertible Exchangeable Subordinated Debentures due 2015.

Mutual Risk's Zero Coupon Convertible Exchangeable Subordinated Debentures due 2015.

                                       7                             Exhibit C-3

                                   EXHIBIT D

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as defined therein.

___________________ (the "Assignor") and _______________________ (the
"Assignee") agree as follows:

The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof which represents the percentage interest specified in Item 4 of Annex I of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.

The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee under the terms of the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the purchasing Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]/1/.


_______________________
/1/ Insert bracketed language if the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                       Exhibit D

Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, this Assignment and Assumption Agreement will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent together with the fee specified in Section 10.2 of the Credit Agreement. The effective date of this Assignment and Assumption Agreement shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

Upon such acceptance and recording by the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, shall have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

Upon such acceptance and recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in receipt of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. On the Settlement Date, the Assignee shall pay to the Assignor the purchase price agreed between them for the interest assigned hereby. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Settlement Date directly between themselves.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              [Name of Assignor], as Assignor

                              By    ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              [Name of Assignee], as Assignee

                              By    ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
Acknowledged and Agreed:

Bank of America, N.A., as Administrative Agent

By   _________________________________________
     Name:____________________________________
     Title:___________________________________

                                       2                               Exhibit D

                                    ANNEX I
                               SCHEDULE OF TERMS

1.   Borrowers: Mutual Risk Management Ltd and Mutual Group, Ltd.
2. Name and Date of Credit Agreement: Credit Agreement dated as of September 21, 2000 and among the Borrowers, the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
3.   Date of Assignment and Assumption Agreement:
4.   Amounts (as of Date of Item #3 above):

     (a)  Aggregate Amount of Commitment Assigned: $_________

     (b)  Percentage of total Commitments under Credit Agreement Assigned:
          _____%

5.   Settlement Date:/1/
6.   Payment Instructions:

ASSIGNEE:                     ASSIGNOR:
_________________________     _________________________
_________________________     _________________________
_________________________     _________________________
_________________________     _________________________
_________________________     _________________________

7.   Notice Instructions:


-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

__________________

/1/     Should be no earlier than the date of acceptance by the Administrative
        Agent.

                                       3                               Exhibit D

                                   EXHIBIT E

                        SECTION 10.2(c)(ii) CERTIFICATE

     Reference is hereby made to the Credit Agreement, dated as of September 21, 2000, among Mutual Risk Management Ltd. and Mutual Group, Ltd., as Borrowers and Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (as amended from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 10.2(c)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(34)(A) of the Code, as amended.

                              [NAME OF LENDER]


                              By    ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

Date:________________

                                                                       Exhibit E

                                  EXHIBIT F-1

                     FORM OF COMMITMENT INCREASE AGREEMENT

     Reference is made to the Credit Agreement (the "Agreement") dated as of September 21, 2000, and entered into by and among Mutual Risk Management Ltd., a company incorporated under the laws of Bermuda ("Mutual Risk"), Mutual Group, Ltd., a Delaware corporation ("Mutual Group"), as borrowers (in such capacity, collectively, the "Borrowers" and individually, a "Borrower"), Mutual Risk and Mutual Group, as guarantors (in such capacity, collectively, the "Guarantors" and individually, a "Guarantor"), the banks and financial institutions from time to time party hereto (collectively, the "Lenders" and individually, a "Lender") and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent"). Terms defined in the Agreement are used herein with the same meaning.

     The undersigned Lender agrees with the Borrowers and the Administrative Agent as follows:

     1. Pursuant to Section 2.14 of the Credit Agreement, the Lender hereby agrees that its Commitment is increased from $____________ to $____________.

     2. [The Lender attaches the Notes held by the Lender and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Lender in an amount equal to its increased Commitment.]

     3. The Lender (i) confirms that it has received a copy of the Agreement, together with copies of the most recent annual and quarterly financial statements referred to in Section 5.8 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Agreement; and (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

     4. Following the execution of this Commitment Increase Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Commitment Increase Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, as reflected beneath its signature below.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Lender shall have the increased Commitment contemplated hereby and, pursuant to Section 2.14 of the Agreement, upon notice from the Administrative Agent, shall pay to each other Lender an amount equal to its pro rata share of the Loans outstanding on such date.

     6. This Commitment Increase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Commitment Increase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                                                     Exhibit F-1

     IN WITNESS WHEREOF, the Lender, the Borrowers, and the Administrative Agent have caused this Commitment Increase Agreement to be executed by their officers thereunto duly authorized as ____________, 200__.



                              [NAME OF INCREASING LENDER]


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                              MUTUAL RISK MANAGEMENT, LTD., as Borrower


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              MUTUAL GROUP, LTD., as Borrower


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              BANK OF AMERICA, N.A., as Administrative Agent


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              Effective Date:________________

                                       2                             Exhibit F-1

                                  EXHIBIT F-2

                           FORM OF JOINDER AGREEMENT

     Reference is made to the Credit Agreement (the "Agreement") dated as of September 21, 2000, and entered into by and among Mutual Risk Management Ltd., a company incorporated under the laws of Bermuda ("Mutual Risk"), Mutual Group, Ltd., a Delaware corporation ("Mutual Group"), as borrowers (in such capacity, collectively, the "Borrowers" and individually, a "Borrower"), Mutual Risk and Mutual Group, as guarantors (in such capacity, collectively, the "Guarantors" and individually, a "Guarantor"), the banks and financial institutions from time to time party thereto (collectively, the "Lenders" and individually, a "Lender") and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent"). Terms defined in the Agreement are used herein with the same meaning.

     The undersigned new Lender, the Borrowers, and the Administrative Agent agree as follows:

     1. The Lender hereby assumes a Commitment of $____________ under the Agreement.

     2. [The Lender requests that the Borrowers execute and deliver to the Lender new Notes payable to the order of the Lender in an amount equal to the Commitment assumed by the Lender pursuant hereto.]

     3. The Lender (i) confirms that it has received a copy of the Agreement, together with copies of the most recent annual and quarterly financial statements referred to in Section 5.8 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender.

     4. Following the execution of this Joinder Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Joinder Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, as reflected beneath its signature below.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the new Lender shall be a party to the Agreement and, to the extent provided in this Joinder Agreement, have the rights and obligations of a Lender thereunder, and (ii) pursuant to Section 2.14 of the Credit Agreement, the new Lender, upon notice from the Administrative Agent, shall pay to each other Lender an amount equal to its pro rata share of the Loans outstanding on such date.

     6. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                     Exhibit F-2

     7. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Lender, the Borrowers, and the Administrative Agent have caused this Joinder Agreement to be executed by their officers thereunto duly authorized as of ____________, 200__.


                              [NAME OF NEW LENDER]


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                              Lending Office for Base Rate Loans:

                              Lending Office for Eurodollar Rate Loans:


                              MUTUAL RISK MANAGEMENT LTD., as Borrower


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              MUTUAL GROUP, LTD., as Borrower


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              BANK OF AMERICA, N.A., as Administrative Agent


                              By:   ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              Effective Date:________________

                                       2                             Exhibit F-2